UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.              )

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☐	Soliciting Material Pursuant to §240.14a-12

MARVELL TECHNOLOGY GROUP LTD.
(Name of Registrant as Specified In Its Charter)
N/A
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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MARVELL TECHNOLOGY GROUP LTD.
Canon’s Court
22 Victoria Street
Hamilton HM 12
Bermuda

September 14, 2007

Dear Shareholder:

You are cordially invited to attend the 2007 annual general meeting of shareholders of Marvell Technology Group Ltd., a Bermuda company, scheduled to be held at the Hyatt Regency Hotel, Santa Clara Convention Center, 5101 Great America Parkway, Santa Clara, California 95054, on Friday, October 19, 2007 at 3:30 p.m. local time.

As described in the accompanying notice of annual general meeting of shareholders and proxy statement, shareholders will be asked to (1) vote on the election of one Class 1 director, (2) re-appoint PricewaterhouseCoopers LLP as the company’s auditors and independent registered public accounting firm for the 2008 fiscal year, and authorize our audit committee, acting on behalf of the board of directors, to fix the remuneration of the auditors and independent registered public accounting firm, and (3) approve the 2007 Director Stock Incentive Plan. Directors and executive officers will be present at the annual general meeting to respond to any questions that our shareholders may have regarding the business to be transacted.

Your vote is very important, regardless of the number of shares you own. Whether or not you plan to attend in person, I urge you to sign, date and promptly return the enclosed proxy card in the accompanying postage-prepaid envelope to ensure that your common shares are represented at the annual general meeting. You may, of course, attend the annual general meeting and vote in person even if you have previously returned your proxy card.

We have also enclosed a copy of our 2007 annual report.

On behalf of the board of directors and all of our employees, I wish to thank you for your continued support.

Sincerely yours,

DR. SEHAT SUTARDJA
Chairman of the Board of Directors, President and Chief Executive Officer

MARVELL TECHNOLOGY GROUP LTD.
Canon’s Court
22 Victoria Street
Hamilton HM 12
Bermuda

NOTICE OF ANNUAL GENERAL MEETING OF SHAREHOLDERS
To Be Held on October 19, 2007

The 2007 annual general meeting of shareholders of Marvell Technology Group Ltd., a Bermuda company, is scheduled to be held at the Hyatt Regency Hotel, Santa Clara Convention Center, 5101 Great America Parkway, Santa Clara, California 95054, on Friday, October 19, 2007 at 3:30 p.m. local time for the following purposes:

1.     To elect one Class 1 director to our board of directors, to hold office for a three-year term or until his successor is duly elected and qualified;

2.     To re-appoint PricewaterhouseCoopers LLP as the company’s auditors and independent registered public accounting firm, and authorize our audit committee, acting on behalf of the board of directors, to fix the remuneration of the auditors and independent registered public accounting firm, in both cases for our fiscal year ending January 26, 2008;

3.     To approve the 2007 Director Stock Incentive Plan; and

4.     To transact such other business as may properly come before the annual general meeting or any or all adjournments or postponements thereof.

The company will also lay before the meeting our financial statements for the fiscal year ended January 27, 2007 pursuant to the provisions of the Bermuda Companies Act 1981 and the company’s bye-laws as currently in effect.

Only holders of record of common shares of the company as of August 31, 2007 will be entitled to notice of, and to vote at, the annual general meeting and any adjournment or postponement thereof.

Your attention is directed to the accompanying proxy statement. To assure your representation at the annual general meeting, please date, sign and mail the enclosed proxy, for which a postage-prepaid return envelope is provided. Execution of a proxy will not in any way affect your right to attend the annual general meeting and vote in person, and any person giving a proxy has the right to revoke it at any time before it is exercised.

By Order of the Board of Directors,

ERIC B. JANOFSKY
Acting Secretary
Santa Clara, California
September 14, 2007

PLEASE SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD PROMPTLY.
NO POSTAGE IS REQUIRED IF MAILED IN THE ENCLOSED POSTAGE-PREPAID ENVELOPE
WITHIN THE UNITED STATES.
If you have any questions, or have any difficulty voting your shares, please contact Eric B. Janofsky, Esq., Vice President and Acting General Counsel of Marvell Semiconductor, Inc., at (408) 222-2500.

TABLE OF CONTENTS

Page
Introduction	1
Information Regarding Voting at the Annual General Meeting	1
Presentation of Financial Statements	3
Proposal No. 1: Election of Directors	4
Board of Directors and Committees of the Board	5
Executive Compensation Committee Interlocks and Insider Participation	12
Management	13
Executive Compensation	14
Security Ownership of Certain Beneficial Owners and Management	26
Related Party Transactions	28
Report of the Audit Committee	30
Proposal No. 2: Re-Appointment of Auditors and Independent Registered Public Accounting Firm, and Authorization of the Audit Committee to Fix Remuneration	32
Information Concerning Auditors and Independent Registered Public Accounting Firm	33
Proposal No. 3: Approval of 2007 Director Plan	34
Shareholder Proposals for the 2008 Annual General Meeting	41
Other Matters	42
Section 16(a) Beneficial Ownership Reporting Compliance	42
Annual Report on Form 10-K	42
Appendex A: 2007 Director Stock Incentive Plan	A-1

MARVELL TECHNOLOGY GROUP LTD.
Canon’s Court
22 Victoria Street
Hamilton HM 12
Bermuda

PROXY STATEMENT
ANNUAL GENERAL MEETING OF SHAREHOLDERS
October 19, 2007

INTRODUCTION

This proxy statement is furnished in connection with the solicitation by the board of directors of Marvell Technology Group Ltd., a Bermuda company (“Marvell”), of proxies for use at the company’s 2007 annual general meeting of shareholders scheduled to be held at the Hyatt Regency Hotel, Santa Clara Convention Center, 5101 Great America Parkway, Santa Clara, California 95054, on Friday, October 19, 2007 at 3:30 p.m. local time, and at any and all postponements and adjournments thereof.

INFORMATION REGARDING VOTING AT THE ANNUAL GENERAL MEETING

General

At the annual general meeting, the company’s shareholders are being asked to consider and to vote upon: (1) the election of one Class 1 director of the board of directors as recommended by the company’s governance committee and nominated by the board of directors, such director to serve until the annual general meeting of shareholders to be held in calendar year 2010 or until his successor is duly elected and qualified (see “Election of Directors” at page 4 of this proxy statement); (2) the re-appointment of PricewaterhouseCoopers LLP (“PricewaterhouseCoopers”) as our auditors and independent registered public accounting firm, and authorization of the company’s audit committee, acting on behalf of the board of directors, to fix the remuneration of the auditors and independent registered public accounting firm, in both cases for the fiscal year ending January 26, 2008 (see “Re-appointment of Auditors and Independent Registered Public Accounting Firm and Authorization of the Audit Committee to Fix Remuneration” at page 32 of this proxy statement); and (3) the approval of the 2007 Director Stock Incentive Plan, or “2007 Director Plan” (see “Approval of 2007 Director Plan” at page 34 of this proxy statement).

Your board of directors asks you to appoint Sehat Sutardja, Ph.D., our Chairman, President and Chief Executive Officer, and Michael Rashkin, our Vice President and Interim Chief Financial Officer, as your proxy holders to vote your shares at the annual general meeting. You make this appointment by completing the enclosed proxy card as described below. If appointed by you, your shares represented by properly executed proxies received by the company will be voted at the annual general meeting in the manner specified therein or, if no instructions are marked on the proxy card, as follows: FOR the director nominee identified on such card; FOR the re-appointment of PricewaterhouseCoopers as our auditors and independent registered public accounting firm, and authorization of the audit committee, acting on behalf of the board of directors, to fix the remuneration of the auditors and independent registered public accounting firm, in both cases for the 2008 fiscal year; and FOR the approval of the 2007 Director Plan. Although management does not know of any other matter to be acted upon at the annual general meeting, unless contrary instructions are given, shares represented by valid proxies will be voted by the persons named on the accompanying proxy card in accordance with their respective best judgment with respect to any other matters that may properly come before the annual general meeting.

The approximate date on which this proxy statement and the enclosed proxy card are first being sent to shareholders is September 14, 2007.

Principal Executive Offices

The mailing address of our principal executive offices is Canon’s Court, 22 Victoria Street, Hamilton HM 12, Bermuda, and the telephone number is (441) 296-6395.

Record Date and Voting

The record date for the annual general meeting has been set as Friday, August 31, 2007. Only shareholders of record as of such date will be entitled to notice of and to vote at the annual general meeting. On the record date, 590,473,023 of the company’s common shares, par value $0.002 per share (“common shares”), were outstanding. Each outstanding common share is entitled to one vote on each matter to be voted on at the annual general meeting. There is no cumulative voting in the election of directors.

The presence, in person or by proxy, of two or more persons holding at least a majority of the voting power of the common shares issued and outstanding and entitled to vote is necessary to constitute a quorum at the annual general meeting. In the event there are not sufficient votes for a quorum at the time of the annual general meeting, the annual general meeting will stand adjourned for one week or otherwise as may be determined by the board of directors in accordance with our Second Amended and Restated Bye-Laws (the “Bye-Laws”) in order to permit the further solicitation of proxies.

With regard to the matters scheduled to come before the annual general meeting, votes may be cast in favor or against. A shareholder may also abstain or, with respect to the election of directors, withhold such shareholder’s vote. The required vote is, assuming the presence of a quorum, a majority of votes cast. Abstentions, broker non-votes and withheld votes are counted for the purpose of determining the presence or absence of a quorum for the transaction of business. However, abstentions, broker non-votes and withheld votes are not considered negative votes under the Bermuda Companies Act 1981 and our Bye-Laws, and as such none will effect the calculation of the requisite vote.

Shareholders should complete and return proxy cards as soon as possible. To be valid, a proxy card must be completed in accordance with the instructions on it and received at the address set forth below by 5:00 p.m., local time, on October 18, 2007:

Marvell Technology Group Ltd.
c/o American Stock Transfer & Trust Company
59 Maiden Lane
New York, NY 10038
U.S.A.

No postage is required if the proxy is mailed in the enclosed postage-prepaid envelope within the United States to the address set forth immediately above.

Revocation of Proxies

Execution of a proxy will not in any way affect a shareholder’s right to attend the annual general meeting and vote in person, and any person giving a proxy has the right to revoke it at any time before it is exercised. A proxy may be revoked by:

•       delivering to the Secretary of the company, prior to the commencement of the annual general meeting, either a written notice of revocation or a duly executed proxy bearing a later date at the address set forth above; or

•  voting in person at the annual general meeting.

Solicitation

The company is making this solicitation, and the cost of preparing, assembling and mailing the notice of annual general meeting of shareholders, this proxy statement and the enclosed proxy card will be paid by us. Following the mailing of this proxy statement, our directors, officers and other employees may solicit proxies by mail, telephone, e-mail or in person. These persons will receive no additional compensation for these services. We have retained Georgeson Shareholder Services to assist us in the solicitation of proxies. Georgeson Shareholder Services will receive a fee of $7,500 for such services plus out-of-pocket expenses, which fees and expenses will be paid by us. Brokerage houses and other nominees, fiduciaries and custodians nominally holding common shares of record will be requested to forward proxy soliciting material to the beneficial owners of such shares, and will be reimbursed by us for their reasonable charges and expenses in connection therewith.

IMPORTANT

Please promptly complete and submit your proxy by signing, dating and returning the enclosed proxy card in the postage-prepaid return envelope so that your shares can be voted. This will not limit your rights to attend or vote at the annual general meeting.

PRESENTATION OF FINANCIAL STATEMENTS

In accordance with Section 84 of the Bermuda Companies Act 1981 and Bye-Law 73 of our Bye-Laws, the company’s audited consolidated financial statements for the fiscal year ended January 27, 2007 will be presented at the annual general meeting. These statements have been approved by our board of directors. There is no requirement under Bermuda law that these statements be approved by shareholders, and no such approval will be sought at the meeting.

PROPOSAL NO. 1
ELECTION OF DIRECTORS

Nominee

Our Bye-Laws provide for two or more directors, and the number of directors is currently fixed at nine. The number of directors currently appointed to the board of directors is six. Douglas King, currently a Class 1 director, has informed the company of his intention not to seek reelection to the board of directors, and his term will expire at the annual general meeting.

The board of directors is divided into three classes, with all three classes currently having two members. One class of the board of directors is elected by the shareholders each year. Each class serves staggered three-year terms, which means that as a general matter only one class of directors is elected at each annual general meeting with the other classes continuing for the remainder of their respective terms. At the annual general meeting, shareholders will be asked to vote on the election of one Class 1 director. The Class 1 director elected at the annual general meeting will serve a three-year term or until his or her successor has been duly elected and qualified. Directors may only be removed for cause by a special resolution of the company, pursuant to the terms of our Bye-Laws.

Our nominee for the Class 1 director is Paul R. Gray, Ph.D., biographical information for whom can be found on page 6 on this proxy statement. The company has been advised by Dr. Gray that he is willing to be named as such herein and is willing to serve as a director if elected.

Board Recommendation and Required Vote

The board of directors recommends that you vote FOR the nominee for director identified above.

Unless authority to do so is withheld, the proxy holders named in each proxy will vote the shares represented thereby FOR the election of such nominee. Assuming the presence of a quorum, the required vote is the affirmative vote of at least a majority of votes cast and entitled to vote at the annual general meeting. Withheld votes and broker non-votes will be entirely excluded from the vote and will have no effect on the outcome.

BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD

Directors

The following table sets forth information with respect to our directors, including the Class 1 director nominee, as of the date of this proxy statement:

Name of Director	Age	Class of Director	Term Expires	Background
Sehat Sutardja, Ph.D.	46	3	2009

Dr. Sehat Sutardja, one of our co-founders, has served as the President, Chief Executive Officer and Co-Chairman of the board of directors of Marvell since 1995, and Chairman of the board of directors since 2003. In addition, he serves as President, Chief Executive Officer and a director of the company’s U.S. subsidiary, Marvell Semiconductor, Inc. (“MSI”). Dr. Sehat Sutardja holds Master of Science and Ph.D. degrees in Electrical Engineering and Computer Science from the University of California at Berkeley. Dr. Sehat Sutardja was elected as a Fellow to the IEEE in 2007 and holds over 90 U.S. Patents. Dr. Sehat Sutardja is the brother of Dr. Pantas Sutardja.

Pantas Sutardja, Ph.D.	44	3	2009

Dr. Pantas Sutardja, one of our co-founders, has served as Vice President and a director since Marvell’s inception in 1995. He was appointed Chief Technical Officer in 2000, Chief Technology Officer in 2003 and Acting Chief Operating Officer and Chief Research and Development Officer in 2007. Dr. Pantas Sutardja holds Bachelor of Science, Master of Science and Ph.D. degrees in Electrical Engineering and Computer Science from the University of California at Berkeley. Dr. Pantas Sutardja is the brother of Dr. Sehat Sutardja.

Kuo Wei (Herbert) Chang(1)	45	2	2008

Kuo Wei (Herbert) Chang has served as a director since November 1996. Since April 1996, Mr. Chang has been President of InveStar Capital, Inc., a technology venture capital management firm based in Taiwan. Since February 1998, Mr. Chang has also been the managing member of Forefront Associates LLC, which is the general partner of Forefront Venture Partners, L.P. From 1994 to 1996, Mr. Chang was Senior Vice President of WK Technology Fund, a venture capital fund. Mr. Chang serves as a director for Monolithic Power Systems, Inc. and a number of private companies. Mr. Chang holds a Bachelor of Science degree from National Taiwan University and a Master of Business Administration degree from National Chiao-Tung University in Taiwan.

Paul R. Gray, Ph.D.(2)(3)	64	1	2010

Dr. Paul R. Gray has served as a director since March 2000. Dr. Gray is Professor Emeritus and Professor of the Graduate School, University of California at Berkeley. From July 2000 to June 2006, Dr. Gray served as Executive Vice Chancellor and Provost at the University of California at Berkeley. During his over 30 year tenure with the University, Dr. Gray has held numerous administrative posts, including Director of the Electronics Research Laboratory, Vice Chairman of the EECS Department for Computer Resources, Dean of the College of Engineering and Chairman of the Department of Electrical Engineering and Computer Science. Dr. Gray holds Bachelor of Science, Master of Science and Ph.D. degrees in Electrical Engineering from the University of Arizona, Tucson.

Douglas King(2)(3)	65	1	2007*

Douglas King has served as a director since April 2004. Mr. King is a retired audit partner of Ernst & Young LLP. Mr. King began his career at Ernst & Young in Tulsa, Oklahoma in 1970. Mr. King retired as an audit partner of Ernst & Young in September 2002, having been an audit partner for 20 years, as well as managing Ernst & Young’s San Francisco office from March 1998 to September 2000. Mr. King is a Certified Public Accountant with a Masters Degree in Business Administration from the University of Arkansas. Mr. King is a director of SJW Corp., chairing its audit committee and serving on its executive compensation committee. Mr. King is also a director of Fuel Systems Solutions, Inc., chairing its audit committee and serving on its governance committee.

Arturo Krueger (1)(3)	68	2	2008

Arturo Krueger has served as a director since August 2005. Mr. Krueger has more than 40 years experience in semiconductor business management, having served as a corporate officer for a major, multi-national semiconductor company. Since February 2001, Mr. Krueger has been a consultant to OEM automobile manufacturers and semiconductor companies that serve global automotive and telecom markets. Mr. Krueger was corporate Vice President and General Manager of Motorola’s Semiconductor Products Sector for Europe, the Middle East and Africa (EMEA) from January 1998 until February 2001. Mr. Krueger holds a Masters of Science degree in Electrical Engineering from the Institute of Technology in Switzerland, and has studied Advanced Computer Science at the University of Minnesota. Mr. Krueger serves as a director of QuickLogic Corporation.

(1)           Member of the governance committee.

(2)           Member of the executive compensation committee.

(3)           Member of the audit committee.

*                     Mr. King has informed the company of his intention not to seek reelection.

Except as noted above, there are no family relationships among any of our directors and officers.

Meetings, Independence and Compensation of the Board of Directors

Meetings of the Board of Directors; Attendance

There were 22 meetings of the board of directors in the 2007 fiscal year. Our former director, Dr. John Cioffi, attended two of the three meetings of the board of directors and the executive compensation committee held in the 2007 fiscal year prior to his resignation from both the board of directors and the executive compensation committee effective as of April 1, 2006. Kuo Wei (Herbert) Chang attended one of two meetings of the executive compensation committee held in the 2007 fiscal year prior to his resignation from the committee effective as of March 10, 2006.

Except as noted above, all other directors attended at least 75% of the total number of board and committee meetings on which such director served.

Although directors are encouraged to attend annual general meetings, we do not have a formal policy requiring such attendance. Four directors attended the 2006 annual general meeting.

Director Independence

Our board of directors has determined that, among current directors with continuing terms and the director nominee standing for reelection, each of Kuo Wei (Herbert) Chang, Paul R. Gray, Ph.D., and Arturo Krueger is “independent” as such term is defined by the applicable listing standards of The Nasdaq Stock Market (“Nasdaq”) and the rules of the Securities and Exchange Commission (“SEC”).

Compensation of Directors

Our non-employee directors each receive $1,000 per board meeting attended in person and $250 per meeting attended telephonically. Effective as of September 6, 2007, non-employee directors also receive an annual retainer of $40,000. We intend to appoint a non-executive chairman to the board of directors, and will pay such individual an annual retainer of $25,000. Our non-employee directors also receive $5,000 per committee membership for the audit (increased to $7,500 effective as of September 6, 2007), executive compensation and governance committees, and $1,000 per committee meeting attended in person and $250 per meeting attended telephonically, except that the member of the stock option internal review special committee and its successor, the special committee regarding derivative litigation, received $2,500 per diem plus reimbursement of expenses. In addition, the chair of the audit committee receives an additional cash retainer of $7,500 per year and chairs of the other committees of the board of directors receive an additional cash retainer of $2,500 per year. Directors who are also employees do not receive any cash compensation for their services as directors.

In addition, under our 1997 Directors’ Stock Option Plan, each new non-employee director receives an option to purchase 30,000 common shares upon joining the board of directors. The options vest over a period of five years, with 20% vesting on the first anniversary of the grant date, and 1.67% vesting each month thereafter provided that the non-employee director remains a director through such period. In addition, under the plan, each incumbent non-employee director is granted an option to purchase an additional 6,000 common shares on the date of our annual general meeting, provided that on such date the director has served on the board for at least six months prior to the date of such annual general meeting. This option vests 20% on the day that is one month after the fourth anniversary of the grant date, and 8.3% vesting each month thereafter provided that the non-employee director remains a director through such period. All options will vest in full upon a change of control. The exercise price per share for each option is equal to the fair market value on the date of grant.

If shareholders approve the 2007 Director Plan at the annual general meeting, the 1997 Directors’ Stock Option Plan will terminate and will be replaced by the 2007 Director Plan. See “Approval of 2007 Director Plan” starting at page 32 of this proxy statement for details.

Director Compensation Table—Fiscal 2007

The following table details the total compensation paid to our non-employee directors in the 2007 fiscal year.

Director	Fees Earned or Paid in Cash		Option Awards(1)(2)(3)	Total(2)
Kuo Wei (Herbert) Chang	$26,750		$138,848	$165,598
Dr. Paul R. Gray	$66,000		$138,848	$204,848
Douglas King	$78,000		$376,579	$454,579
Arturo Krueger	$139,750	(4)	$353,270	$490,020

(1)          Amounts listed in this column represent the compensation expense of option awards we recognized, before forfeitures, under FAS 123R for fiscal 2007, rather than amounts paid to or realized by the named individual, and includes expense recognized for awards granted prior to 2007. Please refer to Note 9 to our consolidated financial statements for the underlying assumptions for this expense. There can be no assurance that options will be exercised (in which case no value will be realized by the individual) or that the value on exercise will approximate the compensation expense we recognized.

(2)   Amounts have been updated to correct certain inadvertent errors in the data provided in our Annual Report on Form 10-K for the year ended January 27, 2007 (the “Annual Report”). In the Annual Report, amounts reported under the column heading “Option Awards” represented the grant-date fair value of options awarded by the company, before forfeitures, under FAS 123R for fiscal 2007.

(3)          The following table provides the number of common shares subject to outstanding options held at January 27, 2007 for each director, as applicable:

Name	Number of Shares Underlying Unexercised Options
Kuo Wei (Herbert) Chang	240,000
Dr. Paul R. Gray	148,000
Douglas King	184,000
Arturo Krueger	100,000

(4)          Amounts include special committee fees earned during fiscal 2007 of $78,750.

Committees of the Board of Directors

Our board of directors has a standing audit committee, governance committee and executive compensation committee. The board of directors has adopted written charters for each of these committees, copies of which are available on our Investors’ Relations Website (www.marvell.com/investors).

Audit Committee
Number of Members:	Three
Current Members:	Douglas King, Chairman* Paul R. Gray, Ph.D. Arturo Krueger
Fiscal 2007 Changes:

At the beginning of fiscal 2007 the audit committee was comprised of Douglas King, Arturo Krueger and Kuo Wei (Herbert) Chang. Mr. Chang resigned effective as of March 10, 2006, and Paul R. Gray, Ph.D., was appointed effective as of March 10, 2006.

Number of Meetings in Fiscal 2007:	20
Functions:

The audit committee’s responsibilities are generally to assist the board of directors in fulfilling its responsibility to oversee management’s conduct of the company’s accounting and financial reporting processes. The audit committee also, among other things, appoints the company’s independent registered public accounting firm, oversees the company’s internal audit function and those of its independent registered public accounting firm, reviews and discusses with management and the company’s independent registered public accounting firm the adequacy and effectiveness of the company’s internal controls as reported by management. The audit committee meets quarterly and at such additional times as are necessary or advisable.

Qualifications:

The board of directors has determined that each member of the audit committee meets the applicable independence and financial literacy requirements of Nasdaq and the SEC. Further, the board of directors has determined that Douglas King is an “audit committee financial expert” as required by applicable Nasdaq and SEC rules. We are actively searching for a candidate to join the board of directors and audit committee that will fulfill the criteria of an “audit committee financial expert” as required by applicable Nasdaq and SEC rules following the completion of Mr. King’s term as a director.

Executive Compensation Committee
Number of Members:	Two
Current Members:	Paul R. Gray, Ph.D., Chairman Douglas King*
Fiscal 2007 Changes:

At the beginning of fiscal 2007 the executive compensation committee was comprised of John Cioffi, Ph.D., Kuo Wei (Herbert) Chang and Paul R. Gray, Ph.D. Dr. Cioffi resigned effective as of April 1, 2006, Mr. Chang resigned effective as of March 10, 2006, and Mr. King was appointed effective as of March 10, 2006.

Number of Meetings in Fiscal 2007:	23

Functions:

The executive compensation committee has the authority to approve salaries and bonuses and other compensation matters for our executive officers, is responsible for administering equity award programs for non-executive employees, assists the board of directors in developing and evaluating potential candidates for any executive officer position and administers executive officer compensation within the terms of any applicable company compensation plans.

Qualifications:

The board of directors has determined that each member of the executive compensation committee meets the applicable independence requirements of Nasdaq and the SEC. In addition, each member of the executive compensation committee is an “outside director” under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”) and a “non-employee director” under Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

* Mr. King has informed the company of his intention not to seek reelection to the board of directors, and his term will expire immediately following the annual general meeting.

Governance Committee
Number of Members:	Two
Current Members:	Arturo Krueger, Chairman Kuo Wei (Herbert) Chang
Fiscal 2007 Changes:

At the beginning of fiscal 2007 the governance committee was comprised of Arturo Krueger, Douglas King and Paul G. Gray, Ph.D. Mr. King and Dr. Gray resigned effective as of March 10, 2006, and Mr. Chang was appointed effective as of March 10, 2006.

Number of Meetings in Fiscal 2007:	One
Functions:

The governance committee is responsible for developing and implementing policies and practices relating to corporate governance, including reviewing and monitoring implementation of our corporate governance guidelines. The governance committee also makes recommendations to the board of directors regarding the size and composition of the board of directors and its committees and screens and recommends candidates for election to the board of directors. Our corporate governance guidelines are available on the company’s investors’ relations website (www.marvell.com/investors).

Qualifications:	The board of directors has determined that each member of the governance committee meets the applicable independence requirements of Nasdaq and the SEC.

Nominations for Election of Directors

Our governance committee identifies, recruits and recommends to the board of directors, and the board of directors approves, director nominees for election at each annual general meeting of shareholders and new directors for election by the board of directors to fill vacancies that may arise. The governance committee is actively recruiting and screening candidates to fill vacancies to our current board of directors. If a suitable candidate is identified after the date of this proxy statement but prior to the upcoming annual general meeting, the board of directors intends, under our Bye-Laws, to appoint such individual as a director for an initial term lasting up to the annual general meeting and then to appoint that individual for a further term until the 2008 annual general meeting, at which time the shareholders of the company would vote on his reappointment.

The candidate for election at this annual general meeting was unanimously recommended and approved by our governance committee and the board of directors, respectively. The governance committee will consider proposals for nomination from shareholders that are made in writing to the Secretary that are timely and that contain sufficient background information concerning the nominee to enable proper judgment to be made as to his or her qualifications. For general information regarding shareholder proposals, see “Shareholder Proposals for the 2008 Annual General Meeting” on page 41.

Director Qualifications

The board of directors believes that the following specific, minimum qualifications must be met by a nominee for the position of director:

•       the ability to work together with other directors, with full and open discussion and debate as an effective, collegial group;

•       current knowledge and experience in our business or operations, or contacts in the community in which we do business and in the industries relevant to our business, or substantial business, financial or industry-related experience; and

•       the willingness and ability to devote adequate time to our business.

Other than the foregoing there are no stated minimum criteria for director nominees. We believe, however, that it is appropriate for at least one member of the board of directors to meet the criteria for an “audit committee financial expert” as defined by Nasdaq and the SEC, and that a majority of the members of the board of directors meet the definition of “independent director” under applicable Nasdaq and SEC rules. We also believe it is appropriate for certain key members of management to participate as members of the board of directors.

When making its determination whether a nominee is qualified for the position of director, the board of directors may also consider such other factors as it may deem are in the best interests of the company and its shareholders, such as the following qualities and skills:

•       relationships that may affect the independence of the director or conflicts of interest that may affect the director’s ability to discharge his or her duties;

•       diversity of experience and background, including the need for financial, business, academic, public sector or other expertise on the board of directors or its committees; and

•       the fit of the individual’s skills and experience with those of the other directors and potential directors in comparison to the needs of the company.

When evaluating a candidate for nomination, the board of directors does not assign specific weight to any of these factors or believe that all of the criteria necessarily apply to every candidate.

Identifying and Evaluating Nominees for Director

The governance committee reviews the appropriate skills and characteristics required of directors in the context of the current composition of the board of directors. Candidates considered for nomination to the board of directors may come from several sources, including current and former directors, professional search firms and shareholder nominations. Nominees for director are evaluated by the governance committee, which may retain the services of a professional search firm to assist them in identifying or evaluating potential nominees.

Shareholder Communications with the Board of Directors

At present, our Chairman and Chief Executive Officer is responsible for maintaining effective communications with our shareholders, customers, employees, communities, suppliers, creditors, governments, and corporate partners. It is the policy of the board of directors that management speaks for the company. This policy does not preclude independent directors from meeting with shareholders, but management, where appropriate, should be present at such meetings.

Nonetheless, the board of directors has established a process for shareholders to send communications to our directors. If you wish to communicate with the entire board of directors or individual directors, you may send your communication in writing to: General Counsel, Marvell Semiconductor, Inc., 5488 Marvell Lane, Santa Clara, California 95054. You must include your name and address in the written communication and indicate whether you are a shareholder of Marvell. The General Counsel (or other officer acting in such capacity) will compile all such communications and will forward them to the appropriate director or directors or committee of the board of directors based on the subject matter or to the director or directors to whom such communications is addressed.

EXECUTIVE COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The executive compensation committee for the 2007 fiscal year consisted of the following members: Paul R. Gray, Ph.D., Douglas King (appointed March 10, 2006), Kuo Wei (Herbert) Chang (resigned March 10, 2006) and John Cioffi, Ph.D. (resigned April 1, 2006). None of the current or former members of the executive compensation committee who served during the 2007 fiscal year is a current or former officer or employee of the company or its subsidiaries, or had any relationship with the company not otherwise disclosed herein under applicable SEC rules. In addition, to our knowledge, there are no executive compensation committee interlocks between the company and other entities, involving our executive officers or directors who serve as executive officers or directors of such other entities.

MANAGEMENT

Our executive officers as of the date of this proxy statement are as follows:

Name of Executive Officer	Age	Position	Background
Sehat Sutardja, Ph.D.	46	President and Chief Executive Officer

Dr. Sehat Sutardja, one of our co-founders, has served as the President, Chief Executive Officer and Co-Chairman of the board of directors of Marvell since 1995, and Chairman of the board of directors since 2003. In addition, he serves as President, Chief Executive Officer and a director of MSI. Dr. Sehat Sutardja holds Master of Science and Ph.D. degrees in Electrical Engineering and Computer Science from the University of California at Berkeley. Dr. Sehat Sutardja was elected as a Fellow to the IEEE in 2007 and holds over 90 U.S. Patents. Dr. Sehat Sutardja is the brother of Dr. Pantas Sutardja.

Pantas Sutardja, Ph.D.	44	Vice President, Chief Technology Officer, Acting Chief Operating Officer and Chief Research and Development Officer

Dr. Pantas Sutardja, one of our co-founders, has served as Vice President and a director since Marvell’s inception in 1995. He was appointed Chief Technical Officer in 2000, Chief Technology Officer in 2003 and Acting Chief Operating Officer and Chief Research and Development Officer in 2007. Dr. Pantas Sutardja holds Bachelor of Science, Master of Science and Ph.D. degrees in Electrical Engineering and Computer Science from the University of California at Berkeley. Dr. Pantas Sutardja is the brother of Dr. Sehat Sutardja.

Michael Rashkin	62	Vice President and Interim Chief Financial Officer

Michael Rashkin was named Interim Chief Financial Officer in July 2007. Mr. Rashkin served as the Director of Taxes and Tax Counsel of MSI from 1999 until 2000 and Director of Taxes and General Tax Counsel of MSI from 2000 until 2005, when he became MSI’s Vice President and General Tax Counsel. In 2007, Mr. Rashkin was appointed Special Assistant to the CEO and Vice President of Strategic Development of MSI. Mr. Rashkin holds an LL.M. from the New York University Graduate School of Law, a J.D. from St. John’s University School of Law and a Bachelor of Science degree from Brooklyn College, City University of New York. Mr. Rashkin is a member of the California and New York bars.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

The executive compensation committee of our board of directors (sometimes referred to in this discussion as the “committee”) oversees our executive compensation program. For the 2007 fiscal year, based on the delegation of duties in its charter, except as otherwise noted in this discussion, our executive compensation committee reviewed and approved the compensation of our Chief Executive Officer, our former Executive Vice President and Chief Operating Officer, our Chief Technology Officer and our former Vice President of Finance and Chief Financial Officer. We refer to these four persons, who are the ones named in the “Summary Compensation Table—Fiscal 2007,” as our named executive officers. The executive compensation committee also has responsibility for administering our equity award programs for our non-executive employees.

Our executive compensation committee is composed of non-employee directors who meet the requirements for being “independent directors” under Nasdaq listing requirements, “outside directors” under Section 162(m) of the Internal Revenue Code and “non-employee directors” under Section 16 of the Exchange Act.

Objectives and Philosophy of Our Executive Compensation Program

The primary objectives of our executive compensation program are to:

•  retain and motivate our executive talent;

•  ensure that a significant part of executive compensation is tied to the achievement of corporate performance objectives;

•  promote a long-term focus by our executives with compensation that provides significant long-term incentives; and

•  align long-term executive incentives with the creation of shareholder value.

For our 2007 fiscal year, the compensation for our founding executive officers (our Chief Executive Officer, our former Executive Vice President and Chief Operating Officer and our Chief Technology Officer) differed in scope and purpose from that of our former Vice President of Finance and Chief Financial Officer as further described below.

To achieve the objectives listed above for our 2007 fiscal year (which lasted from January 29, 2006 to January 27, 2007) for our founding executive officers, our executive compensation committee focused on their base salaries and stock option awards. Our executive compensation committee believes that the base salaries paid to our founding executive officers provide them with a competitive base rate of compensation for the performance of their duties and that the stock option awards granted to them serve as the primary component of our compensation program and are intended to achieve our compensation objectives. The primary element of our long-term executive compensation has been stock options that vest over time, which we believe helps to retain our executives and align their interests with those of our shareholders by allowing them to participate in the longer term success of our company, as reflected in share price appreciation. In addition, the stock options granted to our founding executive officers for our 2007 fiscal year vest based on our financial and operational performance, as measured by earnings per share, in order to further tie our executives’ compensation to the success of the company.

In determining each particular element of compensation, the committee reviewed the proposed compensation of our founding executive officers as a percentile of that compensation element paid to similarly situated executives of the companies in our benchmarking peer groups for their 2006 fiscal year. (Please see the discussion entitled “Procedural Aspects of our Compensation Decisions” for a more detailed discussion of our peer groups.) In general, the executive compensation program elements for our founding executive officers compared to our peer groups as follows:

•       total cash compensation was at or below the 50th percentile of our peer groups; and

•       equity compensation was targeted to reflect our performance as measured by revenue, earnings per share growth and total shareholder return in comparison to our high performing peer group for our 2006 fiscal year. This led to equity compensation above the 90th percentile of our peer groups.

Total cash compensation for our 2007 fiscal year was below the 50th percentile of our peer groups, because of the absence of any cash bonus program specifically for our founding executive officers. Total compensation awarded (cash and equity) in our 2007 fiscal year was above the competitive 90th percentile for our peer groups. The portion of total compensation that was above the 50th percentile is derived from the stock option grants made in our 2007 fiscal year. The committee believes that targeting above the 90th percentile for total compensation was appropriate because (1) the compensation to be paid above the 50th percentile is limited to gains from stock options, which will only occur if our share price increases, and (2) a majority of the stock options granted in our 2007 fiscal year vest only upon achievement of significant earnings per share performance targets (as described in further detail below in the discussion of the stock option grants and above in the footnotes to the table entitled “Grants of Plan Based Awards in Fiscal 2007”), so that any compensation earned from these option grants will occur upon achievement of the earnings per share performance targets as well as increases in our share price. If we do not achieve significant earnings per share growth, the total compensation of the founding executive officers will be closer to the 50th percentile of our primary peer group and, if the “catch-up” and “true-up” options granted in our 2007 fiscal year (that relate to our 2005 fiscal year, as described in greater detail in the section below discussing stock options) are excluded and we do not achieve significant earnings per share growth, the total compensation of the founding executive officers will fall below the 50th percentile of our primary peer group. The committee believes that this approach provides market competitive pay to our executives in the short term and above median compensation when long-term performance is superior.

With respect to our former Vice President of Finance and Chief Financial Officer, our executive compensation committee evaluated compensation consistent with the framework for our other vice presidents (including those employed by our subsidiaries), and specifically, base salary, total target cash compensation and equity compensation. Based on the recommendation of our Chief Executive Officer, our executive compensation committee approved adjustments to our former Chief Financial Officer’s compensation that placed him at approximately 50th percentile of our primary peer group for his position for base salary, below the 50th percentile of our primary peer group for his position for total cash compensation and approximately at the 75th percentile of our primary peer group for his position for total compensation (due to the size of his option grants). (Please see the discussion entitled “Procedural Aspects of our Compensation Decisions” for a more detailed discussion of our peer groups.)

Components of our Executive Compensation Program

The primary elements of our executive compensation program are:

•       base salary;

•       cash bonuses;

•       stock option awards; and

•       employee benefits.

Base Salary

Base salary is used to compensate executives for the normal performance of their duties, in light of their experience, skills, knowledge and responsibilities. In establishing base salaries for our executive officers, the executive compensation committee considers data from our benchmarking peer groups, as well as the scope, complexity, and impact of each position and its comparability to similar positions in the market data.

For the past several years, base salaries for our founding executive officers (our Chief Executive Officer, our former Executive Vice President and Chief Operating Officer, and our Chief Technology Officer) were not adjusted, because the majority of the total target compensation for these executives was in the form of their significant option awards and their significant stock ownership holdings. In March 2006 (i.e., during our 2007 fiscal year), our executive compensation committee increased the salaries of our founding executive officers, with such increase effective as of February 1, 2006. This increase was based on the committee’s evaluation of our 2005 fiscal year performance and a review of a variety of industry information compiled by Aon Consulting, Inc., the compensation consultant who assisted the committee through December 2005, which review the committee undertook near the end of our 2006 fiscal year. In May 2006, the committee made these salary adjustments retroactively effective as of the first regular pay period beginning after May 25, 2005, because the committee believed that the adjustments should have been made in our 2006 fiscal year since the adjustments were based on our 2005 fiscal year performance. The committee approved the payment of the retroactive portion of each salary adjustment in the form of a lump sum payment to each founding executive officer, however, the retroactive payment was made to the executive effective as of January 31, 2006 and there are outstanding payments related to the 2006 fiscal year performance. These adjustments raised the base salaries of our Chief Executive Officer, our former Executive Vice President and Chief Operating Officer and our Chief Technology Officer to approximately the 25th percentile, between the 75th and 90th percentile and 75th percentile, respectively, of the primary peer group. The base salaries of our former Executive Vice President and Chief Operating Officer and our Chief Technology Officer were increased above the 50th percentile for their titled positions because the committee believed that their roles in the company exceeded those of executives with similar titles in our primary peer group. The committee determined that no further increase to our founding executive officers’ base salaries was necessary for our 2006 fiscal year performance.

With respect to our former Chief Financial Officer, his base salary was increased to the 50th percentile of our primary peer group based on recommendation of our Chief Executive Officer in order to keep his base salary at a competitive level.

Going forward, the committee intends to have an annual review of our named executive officers’ base salaries. The executive compensation committee has had preliminary discussions regarding executive base salaries for fiscal 2008, and on August 27, 2007 set the annual base salary for our Interim Chief Financial Officer at $350,000, effective as of July 13, 2007. However, the committee has not yet completed review of the base salaries of the other executive officers.

Cash Incentive Bonuses

We do not have a formal cash incentive bonus program for our founding executive officers. We have instead focused on rewarding long-term performance through the grant of stock options. We believe that superior near term performance will positively affect our long-term performance thereby positively influencing the compensation the executive officers may earn under their stock options. However, our founding executive officers did receive cash payments under our patent issuance bonus plan, under which all of our employees are eligible to participate. Bonuses under the patent issuance plan are given to inventors and primary managers for their involvement in the patent process. The committee does not administer the patent issuance bonus plan but approved the bonuses paid to our executive officers under this plan in the 2007 fiscal year. For additional details of the patent issuance bonus, please see footnote 6 to the table entitled “Summary Compensation Table—Fiscal 2007.”

For our 2006 and 2007 fiscal years, our former Chief Financial Officer was eligible for an incentive bonus based on his annual review, as determined by our management under the bonus program for our vice presidents. For these two years, our former Chief Financial Officer’s target bonus was set at 40% of his base salary, within the target range set for our other vice presidents. For the 2006 fiscal year, our former Chief Financial Officer earned a bonus equal to his target of 40% of his fiscal 2006 base salary, based on senior management determination in the early part of the 2007 fiscal year of his performance during our 2006 fiscal year. Pursuant to the terms of the bonus, our former Chief Financial Officer could elect to receive no more than 50% of the bonus in cash, with the balance to be paid in equity. However, our former Chief Financial Officer received 100% of his bonus for fiscal 2006 in cash. The company is reviewing its procedures related to the approval and payment of this bonus. The executive compensation committee was aware of and supported the target bonus but did not formally approve the bonus payment. Our former Chief Financial Officer did not receive any cash bonus for our 2007 fiscal year, because he resigned before the completion of our annual reviews for our vice presidents.

Stock Options

Our stock option program is the primary vehicle for offering long-term incentives to our employees, including our executive officers. We believe that option grants provide our executives with a strong link to our long-term performance, create an ownership culture and help to align the interests of our executives and our shareholders. In addition, the vesting feature of our option grants is intended to promote retention by providing an incentive to our executives to remain in our employ during the vesting period.

Historically, the executive compensation committee granted stock option awards from time to time after considering the vested status of prior stock option awards. Starting with our 2007 fiscal year, the committee moved to a practice of granting additional equity on an annual basis to improve the overall linkage between pay and performance.

To determine the size of the stock option grants to our founding executive officers in our 2007 fiscal year, the committee reviewed our performance for the 2006 fiscal year in comparison to both the primary and the high performance peer groups and determined that our performance was at approximately the 90th percentile of the performance of the peer groups taking into account, among other factors, our earnings per share, revenue growth and total shareholder return. Based on this determination, the committee set the award level for our Chief Executive Officer at the 90th percentile after discounting the value of the compensation from the performance-vesting options due to the degree of difficulty in achieving the performance targets. The committee determined, after discussions with our Chief Executive Officer, to set stock option awards for our former Executive Vice President and Chief Operating Officer and our Chief Technology Officer at two-thirds and four-ninths of our Chief Executive Officer’s award, respectively, to reflect the relative contribution of those positions.

For the performance-based vesting options, one-half of the options will vest only if our pro forma earnings per share for any of the four fiscal years following our 2006 fiscal year is two times the pro forma earnings per share for our 2006 fiscal year, which is a target of $1.39 per share, and the second half of the options will vest only if our pro forma earnings per share for any of the four fiscal years following our 2006 fiscal year is three times the pro forma earnings per share for our 2006 fiscal year, which is a target of $2.085 per share. (Please refer to footnotes 6 and 7 of the “Grants of Plan-Based Awards in Fiscal 2007” table for a further description of the vesting terms of these options, including a description of the calculation of pro forma earnings per share.) The committee believes that these pro forma earnings per share targets will be difficult to achieve and that they will reflect significant growth in earnings and shareholder value. There is no discretionary element associated with the vesting of these awards. To date, no shares have vested under these performance-based vesting option grants.

In addition to the performance-based vesting options granted in our 2007 fiscal year, the committee granted additional time-based vesting “catch-up” and “true-up” stock option awards in March 2006 (which is in our 2007 fiscal year). The committee granted the “catch-up” stock options to recognize our founding executive officers’ contributions to our 2005 fiscal year performance. During our 2006 fiscal year, the committee reviewed the recommendation of Aon Consulting, Inc. (the compensation consultant who assisted the committee through December 2005) to establish the size of these option grants; however, the grants were not made in our 2006 fiscal year. In May 2006 (which is in our 2007 fiscal year), the committee granted additional “true-up” option awards to our Chief Executive Officer and our former Executive Vice President and Chief Operating Officer to account for the difference in option value, based on a Black Scholes valuation model, caused by the increase in our share price between the date in March 2005 that the committee believed the grant for fiscal 2005 performance should have been made and the date in March 2006 when the grants actually were made.

The option awards granted in our 2007 fiscal year to our former Vice President of Finance and Chief Financial Officer are consistent with the grant practices for our other vice presidents, were based on the recommendation from Chief Executive Officer and were granted at the 75th percentile for our primary peer group.

Going forward, the executive compensation committee intends annually to review whether additional grants would be appropriate for our named executive officers based on the company’s performance during the prior fiscal year. The committee has had preliminary discussions regarding executives’ option grants for the 2008 fiscal year. However, the committee has not yet determined stock option amounts for any executive officer for the 2008 fiscal year (which will be based on our 2007 fiscal year performance).

Employee Benefits and Other Compensation

We maintain broad-based benefits that are provided to all employees as part of their base compensation, including health and dental insurance, life and disability insurance, an employee stock purchase plan and a 401(k) plan. Executive officers are eligible to participate in all of our employee benefit plans, in each case on the same basis as other employees. Under our 401(k) plan, we match 100% of the employees’ 401(k) contributions up to $500 each semi-annual contribution period and $1,000 each year, subject to various limitations. Under our employee stock purchase plan, employees may purchase common shares at a minimum of a 15% discount based on share price for an offering period of up to 24 months in length. Purchases are made every 6 months, with purchase dates on December 7 and June 7 of each year. Employees may contribute up to 15% of their salary to this plan, and may purchase up to $25,000 of our common shares per year (measured by the fair market value of our common shares at the start of an offering period). Employees who own more than 5% of our common shares may not participate in this plan, so our founding executive officers do not participate in this plan. Our executive officers do not receive any employee benefits or perquisites other than the employee benefits and perquisites provided to all employees.

Our former Chief Financial Officer had a deferred compensation plan that we assumed in connection with our acquisition of Galileo Technology Ltd. During our 2007 fiscal year, no additional amounts were contributed to this plan after the acquisition. However, amounts previously deferred continued to be credited with earnings.

We have no retirement plans for our employees, including the named executive officers, other than those described above in this section.

Option Grant Practices and Other Policies Affecting Equity Compensation

Option grants to our named executive officers that were made in our 2007 fiscal year were approved by the executive compensation committee. All of those grants have exercise prices equal to the closing price of our common shares on the date of grant, and the grants were made without regard to anticipated earnings or other major announcements by us.

In our 2008 fiscal year, our board of directors adopted policies with respect to option grants. Among the matters covered by these policies are the following:

•       All option grants will have an exercise price per share no less than the per share fair market value of our common shares as determined under the appropriate U.S. financial accounting rules and the applicable rules and regulations under U.S. securities laws.

•       Our executive compensation committee has been given the authority to make option grants to all employees, including our executive officers. We previously had a stock option committee that made grants to our non-executive employees. As of June 2006, the stock option committee ceased making any option grants and in May 2007 the stock option committee was terminated. Under our new policy, all option grants will now be made by the executive compensation committee.

•       Option grants to executive officers will be approved by the executive compensation committee after recommendation by the non-management members of the full board of directors.

•       Option grants to newly hired employees will be made once per month by the executive compensation committee at a meeting following the employees’ date of hire, in accordance with our standard option grant cycle. These grants may only be made by the executive compensation committee based upon the recommendation of our Chief Executive Officer.

•       Option grants to employees (other than new hires) are made after their annual review process is completed. In the past, we did not have any policy to coordinate our stock option grants with the release of material non-public information for the purpose of affecting the value of equity compensation. In our 2008 fiscal year, our executive compensation committee and board of directors adopted a policy to make these grants during an “open window” under our insider trading policy.

At this time, we do not have any share ownership guidelines for our executives, policies with respect to hedging or any policies regarding the recovery of awards or payments if we were to restate any performance measure to which such awards or payments are tied. Currently, our founding executive officers hold significant positions in our common shares, so the committee does not believe share ownership guidelines are necessary. However, our board of directors or our executive compensation committee may consider these policies in the future to the extent the board or the committee deems them to be appropriate. Currently, our named executive officers do not have in place any 10b5-1 trading plans.

Agreements with the Named Executive Officers

At this time, we do not have any employment, change-in-control or severance agreements or arrangements for our named executive officers. Each of our executive officers serves at the discretion of our board of directors. This enables us to terminate their employment with flexibility as to the terms of any severance arrangement. For example, no severance was paid to our former Vice President of Finance and Chief Financial Officer upon his termination in our 2008 fiscal year.

Procedural Aspects of our Compensation Decisions

During our 2007 fiscal year, our executive compensation committee regularly received input from Compensia, an independent compensation consulting firm engaged by the committee in January 2006. For compensation decisions associated with fiscal year 2005, the committee relied on data and advice from Aon Consulting, Inc., the compensation consultant who assisted the committee through December 2005. In addition to the data and advice provided by the compensation consultant, the committee also considered input from our Chief Executive Officer with respect to the performance and contributions of our other named executive officers. The committee also discussed with our Chief Executive Officer the size and terms of the option grants for our named executive officers, although the ultimate decision as to the size and terms of those option grants was made solely by the committee. The committee also reviewed tally sheets for a comprehensive and holistic view of executive compensation.

In making compensation decisions for our named executive officers during our 2007 fiscal year, our executive compensation committee reviewed data regarding two peer groups composed of publicly traded technology companies provided by Compensia. The first (or “primary”) peer group consisted of semiconductor companies the committee believed to be generally comparable to us in terms of size. For the decisions made in our 2007 fiscal year regarding our 2006 fiscal year performance, the primary peer group companies consisted of Agere Systems, Altera, AMS Holdings, Analog Devices, ATI Technologies, Atmel, Broadcom, Conexant Systems, Cypress Semiconductor, Fairchild Semiconductor, Intersil Corporation, LSI Logic, National Semiconductor, Nvidia, On Semiconductor and Xilinx. The second (or “high performing”) peer group consisted of technology companies with comparable revenue and strong revenue and earnings growth (that the committee believed generally to be higher than typical market levels) over the last several years. This peer group was composed of Broadcom, Juniper Networks, Network Appliance, Nvidia and Sandisk. The compensation consultant also provided the executive compensation committee with information on market trends and developments in executive compensation and ideas for structuring executive compensation arrangements. The members of these two peer groups are periodically reviewed and updated by the committee with the assistance of the compensation consultant. The committee used the primary peer group to analyze companies of similar size and industry to us and the committee used the high performing peer group to analyze companies that historically had demonstrated higher than average growth rates and were expected to continue having higher than average growth rates because the committee believed that we have in the past had a higher than average growth rate and the committee expected us to continue to have a higher than average growth rate.

Impact of Regulatory Requirements

The executive compensation committee considers the tax and financial accounting treatment of executive compensation and their impact on the company when making executive compensation decisions. Factors that influence the committee’s decisions include:

•       Internal Revenue Code Section 162(m) disallows a tax deduction to public companies for compensation not deemed to be performance-based over $1,000,000 paid for any fiscal year to the Chief Executive Officer and the other named executive officers (other than the chief financial officer). We periodically review the potential consequences of Section 162(m) and we generally intend to structure the performance-based portion of our executive compensation, where feasible, to comply with exemptions in Section 162(m) so that the compensation remains tax deductible to us. We believe the stock options grants we have made to our named executive officers will qualify as performance-based compensation under Section 162(m).

•       Internal Revenue Code Section 409A, which addresses the taxation of deferred compensation, can cause additional taxation to our employees if our compensation programs are not properly structured. Going forward, the committee intends to structure compensation to avoid any additional taxation under Section 409A.

•       We adopted FAS 123R for our 2007 fiscal year. The executive compensation committee generally will consider the potential expense of our equity compensation programs under FAS 123R and the impact on earnings per share.

Executive Compensation Committee Report

The following is the report of the executive compensation committee with respect to the company’s executive compensation for the fiscal year ended January 27, 2007. The information contained in this report shall not be deemed to be “soliciting material” or to be “filed” with the SEC, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except to the extent that the company specifically incorporates the information by reference in such filing.

The executive compensation committee currently consists of Paul R. Gray, Ph.D., and Douglas King. During the 2007 fiscal year John Cioffi, Ph.D., and Kuo Wei (Herbert) Chang also served on the committee until their resignations effective April 1, 2006 and March 10, 2006, respectively. The executive compensation committee has reviewed and discussed the Compensation Discussion and Analysis set forth in this proxy statement with our management. Based on such review and discussions, the executive compensation committee recommended to the board of directors that the Compensation Discussion and Analysis be included in the company’s 2007 Annual Report on Form 10-K and in this proxy statement.

Executive Compensation Committee
Dr. Paul R. Gray
Douglas King

Summary Compensation Table—Fiscal 2007

Name and Principal Position	Year	Salary		Bonus		Option Awards(4)(9)	Change in Pension Value and Non Qualified Deferred Compensation Earnings		All Other Compensation		Total(9)
Dr. Sehat Sutardja, President and Chief Executive Officer	Fiscal 2007	$557,000	(3)	$—		$9,704,258	$—		$25,000	(5)(6)	$10,286,258
Weili Dai, Former Executive Vice President and Chief Operating Officer(1)	Fiscal 2007	481,000	(3)	—		6,888,798	—		4,000	(5)(6)	7,373,798
Dr. Pantas Sutardja, Chief Technology Officer	Fiscal 2007	400,000	(3)	—		4,652,587	—		34,000	(5)(6)	5,086,587
George Hervey, Former Vice President of Finance and Chief Financial Officer(2)	Fiscal 2007	350,000		—	(7)	1,515,021	113,051	(8)	1,000	(5)	1,979,072

(1)             Ms. Dai resigned as Executive Vice President and Chief Operating Officer and from the board of directors on May 6, 2007.

(2)             Mr. Hervey resigned as Vice President of Finance and Chief Financial Officer on May 2, 2007.

(3)             On May 25, 2006, the executive compensation committee approved retroactive salary adjustments to be effective as of May 25, 2005. However, retroactive payments were made to the executives effective as of January 31, 2006. Outstanding unpaid compensation adjustments relating to services performed in fiscal 2005 amounted to $39,242 for Dr. Sehat Sutardja, $72,977 for Weili Dai and $68,846 for Dr. Pantas Sutardja.

(4)             Amounts listed in this column represent the compensation expense of option awards we recognized, before forfeitures, under FAS 123R for fiscal 2007, rather than amounts paid to or realized by the named individual, and includes expense recognized for awards prior to 2007. Please refer to Note 9 to our consolidated financial statements included in the company’s 2007 Annual Report on Form 10-K for the fiscal year ended January 27, 2007 for the underlying assumptions for this expense. There can be no assurance that options will be exercised (in which case no value will be realized by the individual) or that the value on exercise will approximate the compensation expense to be recognized by the company over their vesting term. The executive compensation committee made separate grants based on previous years’ performance. For more information, please see the Compensation Discussion and Analysis above.

(5)             These amounts for fiscal 2007 include our matching contribution of $1,000 to the executive’s 401(k) plan account.

(6)             These amounts for fiscal 2007 include amounts paid pursuant to our patent issuance bonus plan whereby employees are eligible to receive a bonus award for certain patent components including: $500 for each patent disclosure submitted by that employee; $250 for each patent disclosure in which that employee is a manager of at least one of the inventors; $1,000 for each patent application filed on behalf of that employee; $1,000 for each patent issued to that employee; and $5,000 for every five patents issued to that employee. Amounts paid to the executive officers under the plan for fiscal 2007 were approved by the executive compensation committee.

(7)             Mr. Hervey was paid a bonus of $116,000 in fiscal 2007 for fiscal 2006 performance. The executive compensation committee was aware of and supported the target bonus, but did not formally approve the bonus payment.

(8)             Represents the change in value of a Rabbi Trust assumed in the acquisition of Galileo Technology Ltd. from January 28, 2006 through January 27, 2007 expressed as a lump sum, adjusted for a withdrawal of $407,195 during this period.

(9)             Amounts have been updated to correct certain inadvertent errors in the data provided in our Annual Report on Form 10-K for the year ended January 27, 2007 (the “Annual Report”). In the Annual Report, amounts reported under the column heading “Option Awards” represented the grant-date fair values of options awarded by the company, before forfeitures, under FAS 123R for fiscal 2007.

Deferred Compensation Table—Fiscal 2007

Name	Executive Contributions in Last Fiscal Year	Registrant Contributions in Last Fiscal Year	Aggregate Earnings in Last Fiscal Year(2)	Aggregate Withdrawals/ Distributions	Aggregated Balance at Last Fiscal Year-End
George Hervey(1)	—	—	$113,051	$407,195	$1,540,588

(1)          Mr. Hervey resigned as Vice President of Finance and Chief Financial Officer on May 2, 2007.

(2)          All aggregate earnings in fiscal 2007 are included in the Summary Compensation Table—Fiscal 2007 column titled “Change in Pension Value and Nonqualified Deferred Compensation Earnings.”

Employment Contracts and Change-in-Control Arrangements

We do not have any employment agreements with any of our executive officers, nor do we have any compensatory plan or arrangement that would result in any payments to any executive officers upon such officer’s resignation, retirement or other termination or from a change in control. Accordingly, any of our executive officers may resign at any time and the employment of any executive officer may be terminated at any time by the board of directors.

Grants of Plan-Based Awards in Fiscal 2007

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock	All Other Option	Exercise Price of	Grant Date Fair Value of
Name	Grant Date	Threshold	Target	Maximum	Threshold (shares)	Target (shares)	Maximum (shares)	Awards (shares)	Awards (shares)(3)	Option Awards	Option Awards(9)

Dr. Sehat Sutardja	3/10/2006	$—	$—	$—	—	—		—	—	292,000	(4)	$34.375	3,903,777
Dr. Sehat Sutardja	5/25/2006	—	—	—	—	—		—	—	162,000	(5)	$24.795	2,071,753
Dr. Sehat Sutardja	5/25/2006	—	—	—	—	400,000	(6)	—	—	—		$24.795	5,115,440
Dr. Sehat Sutardja	5/25/2006	—	—	—	—	400,000	(7)	—	—	—		$24.795	0	(7)
Weili Dai(1)	3/10/2006	—	—	—	—	—		—	—	218,000	(4)(10)	$34.375	2,914,464
Weili Dai(1)	5/25/2006	—	—	—	—	—		—	—	84,000	(5)(10)	$24.795	1,074,242
Weili Dai(1)	5/25/2006	—	—	—	—	267,000	(6)(10)	—	—	—		$24.795	3,414,556
Weili Dai(1)	5/25/2006	—	—	—	—	267,000	(7)(10)	—	—	—		$24.795	0	(7)
Dr. Pantas Sutardja	3/10/2006	—	—	—	—	—		—	—	218,000	(4)	$34.375	2,914,464
Dr. Pantas Sutardja	5/25/2006	—	—	—	—	178,000	(6)	—	—	—		$24.795	2,276,371
Dr. Pantas Sutardja	5/25/2006	—	—	—	—	178,000	(7)	—	—	—		$24.795	0	(7)
George Hervey(2)	6/7/2006	—	—	—	—	—		—	—	60,000	(8)(10)	$23.875	738,846

(1)                 Ms. Dai resigned as Executive Vice President and Chief Operating Officer and from the board of directors on May 6, 2007.

(2)                 Mr. Hervey resigned as Vice President of Finance and Chief Financial Officer on May 2, 2007.

(3)                 Options granted under the 1995 Stock Option Plan and have a term of 10 years.

(4)                 Vests 100% on January 31, 2009. The executive compensation committee made separate grants based on the previous year’s performance. For more information, please see the Compensation Discussion and Analysis above.

(5)                 Vested as to 50% on May 25, 2007 and vests as to the remaining 50% on May 25, 2008. The executive compensation committee made separate grants based on the previous year’s performance. For more information, please see the Compensation Discussion and Analysis above.

(6)                 This option becomes vested and fully exercisable and the shares will be fully vested on the 10-K Due Date corresponding to the first fiscal year ending on or prior to January 30, 2010 in which Pro Forma EPS for such fiscal year exceeds $1.39 (the “Target EPS”). The Target EPS will be proportionately adjusted by the executive compensation committee for any stock split, reverse stock split, stock dividend, share combination, recapitalization or similar event effected subsequent to the date of grant. “10-K Due Date” means, with respect to the fiscal year in question, the prescribed date on which the company’s Annual Report on Form 10-K is required to be filed with the SEC. “Pro Forma EPS” is calculated by adjusting diluted net income per share under generally accepted accounting principles (“GAAP EPS”) for the impact of (i) non-cash stock-based compensation charges by adding to GAAP EPS non-cash stock-based compensation expense recognized under FAS 123R, and (ii) non-cash charges associated with purchase accounting and other write-off related expenses by adding to GAAP EPS amortization and write-off of acquired intangible assets and other, and acquired in-process research and development. If this option shall not have become vested and fully exercisable as of the 10-K Due Date for the fiscal year ending January 30, 2010, this option terminates.

(7)                 This option becomes vested and fully exercisable and the shares will be fully vested on the 10-K Due Date corresponding to the first fiscal year ending on or prior to January 30, 2010 in which Pro Forma EPS (as defined in note 6 above) for such fiscal year exceeds $2.085 (the “Target EPS II”). The Target EPS II will be proportionately adjusted by the executive compensation committee for any stock split, reverse stock split, stock dividend, share combination, recapitalization or similar event effected subsequent to the date of grant. If this option shall not have become vested and fully exercisable as of the 10-K Due Date for the fiscal year ending January 30, 2010, this option terminates. The grant-date fair value of these awards (that is, $0) reflects the probability assessment based on historical trends that the Target EPS will not be met.

(8)                 Exercisable in full on June 7, 2010.

(9)                 Amounts listed in this column represent the grant-date fair value of option we awarded before forfeitures, under FAS 123R for fiscal 2007, rather than amounts paid to or realized by the named individual. Please refer to Note 9 to our consolidated financial statements included in the company’s 2007 Annual Report on Form 10-K for the fiscal year ended January 27, 2007 for the underlying assumptions for this expense. There can be no assurance that options will be exercised (in which case, no value will be realized by the individual) or that the value on exercise will approximate the compensation expense we will recognize over their vesting term.

(10)             Award has expired.

Outstanding Equity Awards at Fiscal 2007 Year-End

	Option Awards								Stock Awards
Name	Number of Securities Underlying Unexercised Options (shares) Exercisable		Number of Securities Underlying Unexercised Options (shares) Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (Shares)		Option Exercise Price	Option Expiration Date	Number of Shares or Units of stock that have not Vested (shares)	Market Value of Shares or Units of Stock that have not Vested	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that have not Vested (shares)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that have not Vested
Dr. Sehat Sutardja	115,880		—		—		$6.0025	6/5/2012	—	—	—	—
Dr. Sehat Sutardja	1,625,000	(4)	1,375,000	(3)(4)	—		$10.91	12/25/2013	—	—	—	—
Dr. Sehat Sutardja	—		162,000	(5)	—		$24.7950	5/24/2016	—	—	—	—
Dr. Sehat Sutardja	—		292,000	(6)	—		$34.3750	1/30/2016	—	—	—	—
Dr. Sehat Sutardja	—		—		400,000	(7)	$24.7950	5/24/2016	—	—	—	—
Dr. Sehat Sutardja	—		—		400,000	(8)	$24.7950	5/24/2016	—	—	—	—
Weili Dai(1)	58,334		—		—		$6.0025	6/5/2012	—	—	—	—
Weili Dai(1)	1,166,667	(10)	916,667	(9)(10)	—		$10.91	12/25/2013	—	—	—	—
Weili Dai(1)	—		84,000	(11)(12)	—		$24.7950	5/24/2016	—	—	—	—
Weili Dai(1)	—		—		267,000	(7)(12)	$24.7950	5/24/2016	—	—	—	—
Weili Dai(1)	—		—		267,000	(8)(12)	$24.7950	5/24/2016	—	—	—	—
Weili Dai(1)	—		218,000	(13)(14)	—		$34.3750	1/30/2016	—	—	—	—
Dr. Pantas Sutardja	41,668		—		—		$6.0025	6/5/2012	—	—	—	—
Dr. Pantas Sutardja	1,913,332		605,000	(15)(16)	—		$10.91	12/25/2013	—	—	—	—
Dr. Pantas Sutardja	—				178,000	(7)	$24.7950	5/24/2016	—	—	—	—
Dr. Pantas Sutardja	—		—		178,000	(8)	$24.7950	5/24/2016	—	—	—	—
Dr. Pantas Sutardja	—		218,000	(13)	—		$34.3750	1/30/2016	—	—	—	—
George Hervey(2)	38,000		—		—		$2.5000	4/25/2010	—	—	—	—
George Hervey(2)	—		280,000	(17)(18)	—		$5.1275	10/15/2012	—	—	—	—
George Hervey(2)	200,000	(18)	—		—		$8.995	5/4/2013	—	—	—	—
George Hervey(2)	6,668	(18)	—		—		$10.09	2/27/2012	—	—	—	—
George Hervey(2)	—		280,000	(18)(19)	—		$9.81	1/1/2014	—	—	—	—
George Hervey(2)	35,680		—		—		$11.2375	4/15/2014	—	—	—	—
George Hervey(2)	—		140,000	(20)	—		$17.7250	4/10/2015	—	—	—	—
George Hervey(2)	24,212	(18)	—		—		$18.64	3/17/2015	—	—	—	—
George Hervey(2)	—		60,000	(21)	—		$23.8750	6/6/2016	—	—	—	—

(1)                 Ms. Dai resigned as Executive Vice President and Chief Operating Officer and from the board of directors on May 6, 2007.

(2)                 Mr. Hervey resigned as Vice President of Finance and Chief Financial Officer on May 2, 2007.

(3)                 Exercisable as to 25% on December 26, 2004 and 125,000 per month from January 26, 2005 to December 26, 2007.

(4)                 On December 27, 2006, Dr. Sehat Sutardja agreed to amend the option exercise price for such options to the corrected price that would have been applicable had the grants been made using the actual measurement dates for financial accounting purposes. There was no incremental fair value to any modified option awards, computed in accordance with FAS 123R. On May 6, 2007, Dr. Sehat Sutardja agreed to reduce the number of shares received in his December 26, 2003 grant by 2,000,000 post-split shares. Thus, as of May 6, 2007, Dr. Sehat Sutardja had exercisable options for 1,000,000 shares and unexercisable options for no shares.

(5)                 Exercisable as to 50% on May 25, 2007 and as to the remaining 50% on May 25, 2008.

(6)                 Exercisable in full on January 31, 2009.

(7)                 This option becomes vested and fully exercisable and the shares will be fully vested on the 10-K Due Date corresponding to the first fiscal year ending on or prior to January 30, 2010 in which Pro Forma EPS for such fiscal year exceeds $1.39 (the “Target EPS”). The Target EPS will be proportionately adjusted by the executive compensation committee for any stock split, reverse stock split, stock dividend, share combination, recapitalization or similar event effected subsequent to the date of grant. “10-K Due Date” means, with respect to the fiscal year in question, the prescribed date on which our Annual Report on Form 10-K is required to be filed with the SEC. “Pro Forma EPS” is calculated by adjusting diluted net income per share under generally accepted accounting principles (“GAAP EPS”) for the impact of (i) non-cash stock-based compensation charges by adding to GAAP EPS non-cash stock-based compensation expense recognized under FAS 123R, and (ii) non-cash charges associated with purchase accounting and other write-off related expenses by adding to GAAP EPS amortization and write-off of acquired intangible assets and other, and acquired in-process research and development. If this option shall not have become vested and fully exercisable as of the 10-K Due Date for the fiscal year ending January 30, 2010, this option terminates.

(8)                 This option becomes vested and fully exercisable and the shares will be fully vested on the 10-K Due Date corresponding to the first fiscal year ending on or prior to January 30, 2010 in which Pro Forma EPS (as defined in note 7 above) for such fiscal year exceeds $2.085 (the “Target EPS II”). The Target EPS II will be proportionately adjusted by the executive compensation committee for any stock split, reverse stock split, stock dividend, share combination, recapitalization or similar event effected subsequent to the date of grant. If this option shall not have become vested and fully exercisable as of the 10-K Due Date for the fiscal year ending January 30, 2010, this option terminates.

(9)                 Exercisable as to 25% on December 26, 2004 and 83,332 per month from January 26, 2005 to December 26, 2007.

(10)             On December 27, 2006, Ms. Dai agreed to amend the option exercise price for such options to the corrected price that would have been applicable had the grants been made using the actual measurement dates for financial accounting purposes. There was no incremental fair value to any modified option awards, computed in accordance with FAS 123R. On May 6, 2007, Ms. Dai agreed to cancel the remaining number of unexercisable shares received in her December 26, 2003 grant. Thus, as of May 6, 2007, Ms. Dai had exercisable options for 1,225,001 shares and unexercisable options for no shares.

(11)             Exercisable as to 50% on May 25, 2007 and as to the remaining 50% on May 25, 2008.

(12)             On May 6, 2007, Ms. Dai agreed to cancel the remaining number of unexercisable shares received in her May 25, 2006 grant which is the entire grant.

(13)             Exercisable in full on January 31, 2009.

(14)             On May 6, 2007, Ms. Dai agreed to cancel the remaining number of unexercisable shares received in her March 10, 2006 grant which is the entire grant.

(15)             Exercisable as to 25% on December 26, 2004 and 55,000 per month from January 26, 2005 to December 26, 2007.

(16)             On December 27, 2006, Dr. Pantas Sutardja agreed to amend the option exercise price for such options to the corrected price that would have been applicable had the grants been made using the actual measurement dates for financial accounting purposes. There was no incremental fair value to any modified option awards, computed in accordance with FAS 123R.

(17)             Award has expired. Award was to have been exercisable in full on October 16, 2007.

(18)             On December 27, 2006, Mr. Hervey agreed to amend the option exercise price for such options to the corrected price that would have been applicable had the grants been made using the actual measurement dates for financial accounting purposes. There was no incremental fair value to any modified option awards, computed in accordance with FAS 123R.

(19)             Award has expired. Award was to have been exercisable in full on January 2, 2008.

(20)             Award has expired. Award was to have been exercisable in full on April 11, 2009.

(21)             Award has expired. Award was to have been exercisable in full on June 7, 2010.

Option Exercises and Stock Vested in Fiscal 2007

	Option Awards				Stock Awards
Name	Shares Acquired on Exercise		Value Realized on Exercise		Shares Acquired on Vesting	Value Realized on Vesting
Dr. Sehat Sutardja	—		—		—	$—
Weili Dai(1)	—		—		—	—
Dr. Pantas Sutardja	—		—		—	—
George Hervey(2)	89,332	(3)	$2,036,405	(4)	—	—

(1)          Ms. Dai resigned as Executive Vice President and Chief Operating Officer and from our board of directors on May 6, 2007.

(2)          Mr. Hervey resigned as Vice President of Finance and Chief Financial Officer on May 2, 2007.

(3)          Consists of shares acquired upon the exercise of options granted on May 8, 2000 and February 28, 2002.

(4)          Equal to the selling prices of the shares exercised minus the option exercise price.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding the beneficial ownership of our common shares as of August 15, 2007, except as noted otherwise, for:

•       each person known by the company to own beneficially more than 5% of our outstanding common shares;

•       each director, director nominee and executive officer named in the Summary Compensation Table on page 22 of this proxy statement; and

•       all directors and executive officers as a group.

Unless otherwise indicated, the address of each person owning more than 5% of our outstanding shares is c/o Marvell Semiconductor, Inc., 5488 Marvell Lane, Santa Clara, CA 95054.

	Shares Beneficially Owned(1)
Name and Address of Beneficial Owner	Number	Percent**
5% Shareholders
FMR Corp.(2)	88,610,928	15.0%
82 Devonshire Street
Boston, MA 02109
T. Rowe Price Associates, Inc.(3)	63,086,655	10.7%
100 E. Pratt Street
Baltimore, MD 21202
Prudential Financial, Inc.(4)	35,905,062	6.1%
751 Broad Street
Newark, NJ 07102
Weili Dai(5)	75,377,531	12.7%
Directors and Executive Officers
Sehat Sutardja, Ph.D.(6)	75,377,531	12.7%
Pantas Sutardja, Ph.D.(7)	41,179,300	6.9%
George Hervey(8)	190,282	*
Kuo Wei (Herbert) Chang(9)(14)	1,397,096	*
Paul R. Gray, Ph.D.(10)(14)	173,000	*
Douglas King(11)	142,266	*
Arturo Krueger(12)	84,133	*
Executive officers and directors as a group (7 persons)(13)(14)	118,420,088	19.9%

*                    Less than one percent.

**             The percentage of beneficial ownership for the following table is based on 590,322,791 common shares outstanding on August 15, 2007.

(1)          Unless otherwise indicated, to our knowledge, all persons listed have sole voting and investment power with respect to their common shares, except to the extent authority is shared by spouses under applicable law. The number of shares beneficially owned by each shareholder is determined in accordance with the rules of the SEC and are not necessarily indicative of beneficial ownership for any other purpose. Under these rules, beneficial ownership includes those common shares that the shareholder has sole or shared voting of investment power and any common shares that the shareholder has a right to acquire within 60 days after August 15, 2007 through the exercise of any option, warrant or other right. The percentage ownership of the outstanding common shares, however, is based on the assumption, expressly required by the rules of the SEC, that only the person or entity whose ownership is being reported has converted options or warrants into common shares. Unless otherwise noted, the amounts shown are based on information furnished by the people named.

(2)          Based solely on information reported on a Schedule 13G/Amendment No. 5 filed with the SEC on February 14, 2007, by FMR Corp. Includes 88,610,928 shares beneficially held by FMR Corp., 6,634,480 shares for which it possesses sole voting power and 88,610,928 shares for which it possesses sole dispositive power.

(3)          Based solely on information reported on a Schedule 13G/Amendment No. 1 filed with the SEC on February 14, 2007, by T. Rowe Price Associates, Inc. Includes 63,086,655 shares beneficially held by T. Rowe Price Associates, Inc., 18,846,241 shares for which it possesses sold voting power and 62,765,355 shares for which is possesses sole dispositive power.

(4)          Based solely on information reported on a Schedule 13G/Amendment No. 2 filed with the SEC on February 9, 2007, by Prudential Financial, Inc. Includes 35,906,062 shares beneficially held by Prudential Financial, Inc., 2,712,400 shares for which it possesses sole voting and dispositive power, 24,131,207 shares for which it possesses shared voting power and 33,192,662 shares for which it possesses shared dispositive power. Also includes 35,881,652 shares beneficially held by Jennison Associates LLC based solely on information reported on a Schedule 13G/Amendment No. 2 filed with the SEC on February 14, 2007, by Jennison Associates LLC. Includes 35,881,652 shares beneficially held by Jennison Associates LLC, 26,820,197 shares for which it possesses sole voting power and 35,881,652 shares for which it possesses shared dispositive power. Prudential Financial, Inc. is a parent holding company and direct or indirect parent of Jennison Associates LLC.

(5)          Consists of 1,196,880 shares subject to stock options held by Dr. Sehat Sutardja, Ms. Dai’s husband, that are currently exercisable or will become exercisable within 60 days after August 15, 2007; 53,727,317 shares, of which Dr. Sutardja and Ms. Dai share voting and dispositive power; and 20,453,334 shares held by The Sutardja Family Partners, of which Dr. Sutardja and Ms. Dai are the general partners and share voting and disposition power. Ms. Dai resigned as Executive Vice President and Chief Operating Officer and as a member of the board of directors on May 6, 2007. Ms. Dai is Director of Strategic Marketing and Business Development of MSI.

(6)          Consists of 1,196,880 shares subject to stock options held by Dr. Sutardja that are currently exercisable or will become exercisable within 60 days after August 15, 2007; 53,727,317 shares, of which Dr. Sutardja and Ms. Dai share voting and dispositive power; and 20,453,334 shares held by The Sutardja Family Partners, of which Dr. Sehat Sutardja and Ms. Dai are the general partners and share voting and disposition power.

(7)          Includes 2,395,000 shares subject to stock options that are currently exercisable or will become exercisable within 60 days after August 15, 2007, as well as 38,784,300 shares held by the Sutardja Chuk Revocable Family Trust, of which Dr. Pantas Sutardja has shared voting and disposition power.

(8)          Based on company’s best knowledge. Mr. Hervey resigned as Vice President of Finance and Chief Financial Officer on May 2, 2007.

(9)          Includes 240,000 shares subject to stock options that are currently exercisable or will become exercisable within 60 days after August 15, 2007. Includes 203,184 shares held by InveStar Capital, Inc. Mr. Chang is the President of InveStar Capital, Inc. and has shared voting and dispositive power with respect to these shares. Mr. Chang disclaims beneficial ownership of these shares, except to the extent of his pecuniary interest, if any.

(10) Includes 148,000 shares subject to stock options that are currently exercisable or will become exercisable within 60 days after August 15, 2007, as well as 25,000 shares held by the Gray Family Trust, of which Dr. Gray has shared voting and dispositive power.

(11) Includes 142,266 shares subject to stock options that are currently exercisable or will become exercisable within 60 days after August 15, 2007.

(12) Includes 84,133 shares subject to stock options that are currently exercisable or will become exercisable within 60 days after August 15, 2007.

(13) Includes 4,246,863 shares subject to stock options that are currently exercisable or will become exercisable within 60 days after August 15, 2007.

(14)   Amounts have been updated to correct certain inadvertent errors in the data provided in our Annual Report on Form 10-K for the year ended January 27, 2007 (the “Annual Report”). In the Annual Report, certain amounts reported for Mr. Chang and Dr. Gray did not reflect a stock split.

RELATED PARTY TRANSACTIONS

Our governance committee is responsible for review, approval or ratification of “related-person transactions” between us or our subsidiaries and related persons. Under SEC rules, a related person is a director, officer, nominee for director, or 5% shareholder of Marvell since the beginning of the last fiscal year and their immediate family members. We have adopted written policies and procedures that apply to any transaction or series of related transactions in which our company or a subsidiary is a participant, the amount involved exceeds $120,000 in any calendar year and a related person has a direct or indirect material interest. Pursuant to our policy, the following transactions will not be deemed to be related person transactions requiring approval by the governance committee:

•       Employment of executive officers.   Any employment by us of an executive officer of our company if: (a) the related compensation is required to be reported in our proxy statement under SEC compensation disclosure rules; or (b) the executive officer is not an immediate family member of another executive officer or director of our company, and the related compensation would have been reported in our proxy statement under SEC compensation disclosure rules if the executive officer was a “named executive officer,” and the executive compensation committee approved (or recommended that the board of directors approve) such compensation.

•       Director compensation.   Any compensation paid to a director if the compensation is required to be reported in our proxy statement under SEC compensation disclosure rules.

•       Certain transactions with other companies.   Any transaction with another company at which a related person’s only relationship is as an employee (other than an executive officer), director or beneficial owner of less than 10% of that company’s shares, if the aggregate amount involved does not exceed the greater of $1,000,000, or two percent of that company’s total annual revenues.

•       Transactions where all shareholders receive proportional benefits.   Any transaction where the related person’s interest arises solely from the ownership of a class of our equity securities and all holders of that class of our equity securities received the same benefit on a pro rata basis (e.g., dividends).

•       Transactions involving competitive bids.   Any transaction involving a related person where the rates or charges involved are determined by competitive bids.

•       Regulated transactions.   Any transaction with a related person involving the rendering of services as a common or contract carrier, or public utility, at rates or charges fixed in conformity with law or governmental authority.

•       Certain banking-related services.   Any transaction with a related person involving services as a bank depositary of funds, transfer agent, registrar, trustee under a trust indenture, or similar services.

•       Other Transactions.   Any other transaction where disclosure of such transaction would not be required pursuant to Item 404 of Regulation S-K, as may be amended from time to time.

During fiscal 2007, we incurred approximately $1.0 million of expenses from an unrelated third-party entity, ACM Aviation, Inc. (“ACM”) for charter aircraft services provided to our subsidiary, MSI. We incurred an additional $73,000 of expenses from ACM during the first six months of fiscal 2008. The aircraft provided by ACM to us for such services is owned by Estopia Air LLC (“Estopia Air”). Our President and Chief Executive Officer, Dr. Sehat Sutardja and MSI’s Director of Strategic Marketing and Business Development, Weili Dai, through their control and ownership in Estopia Air, own the aircraft provided by ACM. The expenses described above were the result of our use of the aircraft for business travel purposes. Dr. Sehat Sutardja and Ms. Dai are husband and wife. The cost of such usage to us was determined based on market prices.

On September 1, 2006, in connection with our acquisition of the semiconductor division of UTStarcom, Inc., we entered into an amendment to an existing technology license agreement with VeriSilicon Holdings Co., Ltd. (“VeriSilicon”). Pursuant to this amended license agreement, we accrued royalties and expenses in approximately the amount of $194,000 for fiscal 2007 and $191,000 for the first six months of fiscal 2008. We have paid approximately $133,000 in total to VeriSilicon for royalties and expenses accrued during fiscal 2007. Weili Dai’s brother (and Dr. Sehat Sutardja’s brother-in-law) is the Chairman, President and Chief Executive Officer of VeriSilicon. Ms. Dai is also a shareholder of VeriSilicon.

On August 19, 2005, we, through our subsidiaries MSI and Marvell International Ltd., entered into a License and Manufacturing Services Agreement with C2 Microsystems, Inc. (“C2Micro”). The license agreement has substantially similar terms as other license and manufacturing services agreements with other third parties. We recognized $300,000 and deferred $25,000 of revenue from the license agreement with C2Micro during fiscal 2007, and we recognized $39,000 of revenue during the first six months of fiscal 2008. On January 24, 2007, we, through our subsidiary MSI, entered into a consulting agreement with C2Micro, under which C2Micro provides certain technical products and services to our company. We paid C2Micro approximately $146,000 during fiscal 2007 under this consulting agreement. All obligations under the consulting agreement have been performed, and no further payment is required. Dr. Sehat Sutardja and Weili Dai, through their ownership and control of Estopia LLC, are indirect shareholders of C2Micro. Kuo Wei (Herbert) Chang, through his ownership and control of C-Squared venture entities, is also an indirect shareholder of C2Micro. Dr. Pantas Sutardja, our Chief Technology Officer, is also a shareholder of C2Micro.

Effective as of May 6, 2007, Weili Dai, our former Executive Vice President and Chief Operating Officer and the wife of Dr. Sehat Sutardja, our President and Chief Executive Officer, was named Director of Strategic Marketing and Business Development of MSI. In connection with such position, Ms. Dai will be paid an annual salary of $220,000.

We have agreed to indemnify certain current and former directors, officers and employees of our company and our subsidiary MSI for reasonable costs and expenses incurred by such individuals in connection with certain civil actions and governmental investigations relating to our past stock option granting practices. Our agreement to pay reasonable fees and costs is subject to each individual’s agreement to reimburse our company in the event that it is subsequently determined that the individual is not entitled to indemnification under our Bye-Laws or applicable law.

REPORT OF THE AUDIT COMMITTEE

The following is the report of the audit committee with respect to the company’s audited financial statements for the fiscal year ended January 27, 2007. The information contained in this report shall not be deemed to be “soliciting material” or to be “filed” with the SEC, nor shall such information be incorporated by reference into any future filing under the Securities Act or the Exchange Act, except to the extent that the company specifically incorporates the information by reference in such filing.

Established on March 21, 2000, the audit committee is currently comprised of three independent directors: Douglas King, its Chairman, Paul R. Gray, Ph.D., and Arturo Krueger. During the 2007 fiscal year Kuo Wei (Herbert) Chang also served on the committee until his resignation effective as of March 10, 2006. The purpose of the audit committee is to assist the board of directors in its general oversight of the company’s financial reporting, internal controls and audit functions. The audit committee is directly responsible for the appointment, retention, evaluation, compensation, oversight and termination of the company’s independent registered public accounting firm.

The audit committee reviews the results and scope of audit and other services provided by the independent auditors and reviews the accounting principles and auditing practices and procedures to be used in the company’s financial reporting process, including its systems of internal control, and in the preparation of consolidated financial statements in accordance with generally accepted accounting principles. The company’s independent registered public accounting firm for the last fiscal year, PricewaterhouseCoopers, is responsible for performing an independent audit of those financial statements. As more fully explained in the audit committee’s charter, the audit committee’s responsibility is to provide oversight of and to review those processes. The audit committee does not conduct auditing or accounting reviews or procedures, and relies on information and representations provided by management and the independent auditors. The audit committee has relied on management’s representation that the financial statements have been prepared with integrity and objectivity and in conformity with accounting principles generally accepted in the United States of America and on the representations of the independent auditors included in their report on the company’s financial statements.

The audit committee has reviewed and discussed the audited financial statements with management of the company. Management is responsible for maintaining adequate internal control over financial reporting and for assessing the effectiveness of internal control over financial reporting. In addition to its independent audit of the company’s financial statements, PricewaterhouseCoopers has the responsibility for auditing management’s assessment of, and the effectiveness of, internal control over financial reporting and expressing an opinion thereon based on its audit. The audit committee was kept apprised of the progress of management’s assessment of the company’s internal control over financial reporting and provided oversight to management during the process. In connection with this oversight, the audit committee received periodic updates provided by management and PricewaterhouseCoopers at meetings throughout the year. At the conclusion of the process, management provided the audit committee with a report on the effectiveness of the company’s internal control over financial reporting. The audit committee reviewed this report of management and Item 9A, “Control and Procedures,” contained in the company’s Annual Report on Form 10-K for the fiscal year ended January 27, 2007 filed with the SEC, as well as PricewaterhouseCoopers’ report of independent registered public accounting firm (included in the company’s Annual Report on Form 10-K) relating to its audit of (i) the consolidated financial statements, (ii) management’s and the independent auditors’ assessment of the effectiveness of internal control over financial reporting and (iii) the effectiveness of internal control over financial reporting. The audit committee also reviewed with management and PricewaterhouseCoopers (a) the company’s completed, current and planned initiatives to remediate material weaknesses in the company’s internal control over financial reporting as required by Section 404 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) and (b) the additional analyses undertaken and procedures performed by the company to support certifications by the company’s Chief Executive Officer and Chief Financial Officer that are required by the SEC and the Sarbanes-Oxley Act to accompany the company’s periodic filings with the SEC.

In addition, the audit committee has reviewed and discussed the audited financial statements with PricewaterhouseCoopers, including such items as Statement on Auditing Standards No. 61, “Communication with Audit Committees,” as adopted by the Public Company Accounting Oversight Board. The audit committee has received from the independent registered public accounting firm, PricewaterhouseCoopers, the written disclosures and the letter required by Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees,” as adopted by the Public Company Accounting Oversight Board, and the audit committee has discussed with PricewaterhouseCoopers the independence of the independent registered public accounting firm.

After review of all discussions and all written correspondence described above, as well as such other matters deemed relevant and appropriate by the audit committee, the audit committee recommended to the board of directors that the audited financial statements for the last fiscal year be included in the company’s Annual Report on Form 10-K and in this proxy statement.

The Audit Committee

Douglas King, Chairman
Paul R. Gray, Ph.D.
Arturo Krueger

PROPOSAL NO. 2

RE-APPOINTMENT OF AUDITORS AND INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM, AND AUTHORIZATION OF THE AUDIT COMMITTEE TO FIX REMUNERATION

In accordance with Section 89 of the Bermuda Companies Act 1981, our shareholders have the authority to appoint the company’s auditors and independent registered public accounting firm, and to authorize the audit committee, acting on behalf of the board of directors, to fix the remuneration of the auditors and independent registered public accounting firm. At the annual general meeting, shareholders will be asked to re-appoint PricewaterhouseCoopers as the company’s auditors and independent registered public accounting firm, and authorize the audit committee to fix the remuneration of the auditors and independent registered public accounting firm for the fiscal year ending January 26, 2008.

Board Recommendation and Required Vote

The board of directors recommends that you vote FOR the re-appointment of PricewaterhouseCoopers as the company’s auditors and independent registered public accounting firm, and authorization of the audit committee, acting on behalf of the board of directors, to fix the remuneration of the auditors and independent registered public accounting firm, in both cases for the fiscal year ending January 26, 2008.

Unless authority to do so is withheld, the proxy holders named in each proxy will vote the shares represented thereby FOR the re-appointment of PricewaterhouseCoopers and the authorization of the audit committee to fix its remuneration. Assuming the presence of a quorum, the required vote is the affirmative vote of at least a majority of votes cast and entitled to vote at the annual general meeting. Abstentions and broker non-votes will be entirely excluded from the vote and will have no effect on the outcome. In the event that the shareholders do not re-appoint PricewaterhouseCoopers at the annual general meeting, Bermuda law requires that the existing auditors and independent registered public accounting firm remain in office until a successor is appointed in accordance with Bermuda law and our Bye-Laws.

INFORMATION CONCERNING AUDITORS AND
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

PricewaterhouseCoopers, independent registered public accountants, have been the auditors and independent registered public accounting firm for the financial statements of the company for each year since the year ended January 31, 1998. Representatives of PricewaterhouseCoopers are expected to be present at the 2007 annual general meeting, and they will be given an opportunity to make a statement, if they desire to do so, and will be available to respond to any appropriate questions from shareholders.

In addition to retaining PricewaterhouseCoopers to audit the consolidated financial statements for fiscal 2007, we have retained PricewaterhouseCoopers to provide various consulting services in fiscal 2007. The aggregate fees billed for professional services by PricewaterhouseCoopers in fiscal 2007 for these various services were:

Audit Fees

The aggregate audit fees billed or to be billed by PricewaterhouseCoopers for each of the last two fiscal years for professional services rendered for the audit of the company’s annual financial statements, review of financial statements included in the company’s quarterly reports on Form 10-Q and services that were provided in connection with statutory and regulatory filings or engagements were approximately $3,883,000 for fiscal 2007 and $2,611,000 for fiscal 2006.

Audit-Related Fees

The aggregate fees billed or to be billed by PricewaterhouseCoopers in each of the last two fiscal years for assurance and related services that were reasonably related to the performance of the audit or review of the company’s financial statements were $555,000 for fiscal 2007 and $88,000 for fiscal 2006. The nature of the audit-related services included certain due diligence and accounting advice related to acquisitions.

Tax Fees

The aggregate fees billed or to be billed by PricewaterhouseCoopers in each of the last two fiscal years for professional services related to tax advice, tax compliance, tax planning and foreign tax matters were $44,000 for fiscal 2007 and $55,000 for fiscal 2006.

All Other Fees

The aggregate fees billed or to be billed by PricewaterhouseCoopers in each of the last two fiscal years for services and products other than those reported in the categories above were $2,000 for fiscal 2007 and $12,000 for fiscal 2006. The nature of the other services included subscription to an accounting, auditing and reporting library and other miscellaneous services.

Policy on Pre-Approval of Retention of Independent Registered Public Accounting Firm

The engagement of PricewaterhouseCoopers for non-audit accounting and tax services performed for the company is limited to those circumstances where these services are considered integral to the audit services that PricewaterhouseCoopers provides or in which there is another compelling rationale for using its services. Pursuant to the Sarbanes-Oxley Act, all audit and permitted non-audit services for which the company engages PricewaterhouseCoopers after May 6, 2003 require pre-approval by the audit committee. All audit and permitted non-audit service fees were approved by the audit committee.

As noted in the report of the audit committee at pages 30 and 31 of this proxy statement, the audit committee considered the provision by PricewaterhouseCoopers of non-audit services to the company and determined that the provision of these services was compatible with maintaining the independence of PricewaterhouseCoopers.

PROPOSAL NO. 3

APPROVAL OF 2007 DIRECTOR PLAN

At the annual general meeting, the shareholders will be asked to approve the 2007 Director Plan. If approved, the 1997 Directors’ Stock Option Plan will terminate and be replaced by the 2007 Director Plan.

Description of the 2007 Director Plan

The following is a summary of the principal features of the 2007 Director Plan and its operation. The 2007 Director Plan was adopted by our board of directors on September 6, 2007 and was effective on such date, subject to approval by the shareholders of the company within 12 months of its adoption. As of the date of this proxy, such shareholder approval had not been obtained. The summary is qualified in its entirety by reference to the 2007 Director Plan itself set forth in Appendix A.

General

The 2007 Director Plan provides for the grant of the following types of awards: (i) stock options; (ii) stock appreciation rights; (iii) restricted stock; (iv) restricted stock units; and (v) performance units/shares. Each of these is referred to individually as an “Award.” Members of the board of directors who are not employees of the company (“Outside Directors”) are eligible to receive Awards under the 2007 Director Plan. Currently, we have four Outside Directors who would be eligible to participate in the Director Plan. With the decision of Douglas King not to stand for reelection, following the annual general meeting we will have three Outside Directors.

Number of Common Shares Available Under the 2007 Director Plan

The board of directors has reserved 750,000 common shares for issuance under the 2007 Director Plan. The shares may be authorized, but unissued, or reacquired common shares. As of the date of this proxy statement, no Awards have been granted under the Director Plan.

If an Award expires or becomes unexercisable without having been exercised in full, is surrendered pursuant to an exchange program, or, with respect to performance shares, performance units, restricted stock, or restricted stock units, is forfeited to or repurchased by the company due to its failure to vest, the unpurchased shares (or for awards other than options and stock appreciation rights, the forfeited or repurchased shares) which were subject thereto will become available for future grant or sale under the 2007 Director Plan. Shares that have actually been issued under the 2007 Director Plan under any Award will not be returned to the 2007 Director Plan and will not become available for future distribution under the 2007 Director Plan; provided, however, that if shares issued pursuant to Awards are repurchased by the company or are forfeited to the company due to their failure to vest, such shares will become available for future grant under the 2007 Director Plan as described above. Shares used to pay the exercise price of an Award or used to satisfy tax withholding obligations will not become available for future grant or sale under the 2007 Director Plan. To the extent an Award is paid out in cash rather than common shares, such cash payment will not reduce the number of shares available for issuance under the 2007 Director Plan.

If the company declares a dividend or other distribution, or engages in a recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of shares or other securities of the company, or other change in the corporate structure of the company affecting the company’s common shares occurs, the Administrator (as defined below) will adjust the number, class, and price of shares covered by each outstanding Award.

Administration of the 2007 Director Plan

The board of directors, or a committee of directors or of other individuals satisfying applicable laws and appointed by the board of directors (the “Administrator”), will administer the 2007 Director Plan. Subject to the terms of the 2007 Director Plan, the Administrator has the sole discretion to determine the terms and conditions of Awards, to interpret the provisions of the 2007 Director Plan and outstanding Awards, and to accelerate the vesting of Awards previously granted to Outside Directors who will not stand for reelection. The Administrator may institute an exchange program, whereby Awards are exchanged for cash and/or different Awards, or whereby the exercise price of an Award is reduced, only with the approval of the shareholders.

Grants of Awards Under the 2007 Director Plan

No person will have discretion to select which Outside Directors will be granted Awards under the 2007 Director Plan. Options granted pursuant to the 2007 Director Plan will be nonstatutory stock options.

Initial Awards

Until otherwise determined by the Administrator, each person who first becomes an Outside Director following the date the 2007 Director Plan is adopted by the board of directors automatically will receive a nonstatutory stock option (an “Option”) to purchase 50,000 shares (the “Initial Option Award”). The Initial Option Award will be granted on the later of the date the individual first becomes an Outside Director, whether through election by the company’s shareholders or by appointment by the board of directors to fill a vacancy, or the date that the 2007 Director Plan is approved by shareholders. Such Outside Directors, as well as other Outside Directors designated by the board of directors as eligible to receive awards under the 2007 Director Plan, shall be “Eligible Outside Directors.” A director who is an employee of the company (an “Inside Director”) who ceases to be an Inside Director, but remains a member of the board of directors, will not receive an Initial Option Award.

Each Initial Option Award will vest and become exercisable as to 1/3rd of the shares subject to the Initial Option Award on the one year anniversary of the date of grant and as to 1/3rd of the shares subject to the Initial Option Award on each annual anniversary thereafter, provided that the Outside Director continues to serve as an employee, director or consultant through the relevant vesting date, and subject to the acceleration provisions relating to Awards granted under the 2007 Director Plan, as described below. Each Initial Option Award will have a term of 10 years.

Annual Awards

Each Eligible Outside Director will be automatically granted annually an Option to purchase 12,000 shares (the “Annual Option Award”). The Annual Option Award will be granted on the date of each annual general meeting of the company’s shareholders (the “Annual Meeting”), beginning in 2007, provided that as of each such date, the Outside Director will have served on the board of directors for at least the preceding six months. It is the current intent of the board of directors to designate each incumbent Outside Director as an Eligible Outside Director when such director has, or will soon have, two or less unvested awards under the 1997 Directors’ Stock Option Plan.  As such, our director Arturo Krueger has been designated as an Eligible Outside Director and would be eligible to receive an Annual Option Award upon approval of the 2007 Director Plan by the company’s shareholders at the 2007 annual general meeting.  It is anticipated that our directors Kuo Wei (Herbert) Chang and Dr. Paul R. Gray would be designated as Eligible Outside Directors in connection with the Annual Option Awards to be granted at the company’s annual general meeting to occur in 2009.

Each Annual Option Award will vest and become exercisable as to 100% of the shares subject to the Annual Option Award on the one year anniversary of the date of grant, provided that the Outside Director continues to serve as an employee, director or consultant through the relevant vesting date. Each Annual Option Award will have a term of 10 years.

Terms and Conditions of Options

The Administrator may add or change automatic Awards to include additional or different Awards of Options in such amounts as the Administrator, in its sole discretion, may determine. All Options awarded under the 2007 Director Plan (including those granted pursuant to the Initial Option Award and the Annual Option Award), will have a per share exercise price equal to one hundred percent (100%) of the fair market value per share of the company’s common shares on the date of grant. As of September 6, 2007, the fair market value of one of our common shares was $16.41. An Option granted under the 2007 Director Plan will expire upon the date determined by the Administrator; provided, however, that the term of an Option may not exceed 10 years.

After a termination of service with the company, other than a termination due to the participant’s death or disability, the participant may exercise the vested portion of his or her Option for a period of six months following such termination. In no event may an Option be exercised later than the expiration of its term.

Restricted Stock

Awards of restricted stock are rights to acquire or purchase the company’s common shares, which vest in accordance with the terms and conditions established by the Administrator in its sole discretion. Currently, Outside Directors will not receive Awards of restricted stock under the 2007 Director Plan. The Administrator may change or add automatic Awards granted pursuant to the 2007 Director Plan to include awards of restricted stock in such amounts as the Administrator may determine in its sole discretion. Each Award of restricted stock will be evidenced by an Award agreement that will specify the vesting criteria, the number of shares granted, and such other terms and conditions as the Administrator, in its sole discretion, will determine. The Award agreement will generally grant the company a right to repurchase or reacquire the shares upon the termination of the participant’s service with the company.

Restricted Stock Units

Awards of restricted stock units result in a payment to a participant only if the vesting criterion the Administrator establishes is satisfied. The Administrator may change or add automatic Awards granted pursuant to the 2007 Director Plan to include additional or different awards of restricted stock units in such amounts as the Administrator may determine in its sole discretion. Upon satisfying the applicable vesting criteria, the participant will be entitled to the payout specified in the Award agreement. The Administrator may set vesting criteria based upon the achievement of company-wide, business unit, or individual goals, including, but not limited to, continued employment or status as a service provider, or any other basis determined by the Administrator in its sole discretion. The Administrator, in its sole discretion, may pay earned restricted stock units in cash, shares, or a combination thereof. On the date set forth in the Award agreement, all unearned restricted stock units will be forfeited to the company.

Stock Appreciation Rights

The Administrator will be able to grant stock appreciation rights, which are the rights to receive the appreciation in fair market value of common shares between the exercise date and the date of grant. Currently, Outside Directors will not receive Awards of stock appreciation rights under the 2007 Director Plan. The Administrator may change or add automatic Awards granted pursuant to the 2007 Director Plan to include awards of stock appreciation rights in such amounts as the Administrator may determine in its sole discretion. The company can pay the appreciation in cash, shares, or combination thereof. Stock appreciation rights will become exercisable at the times and on the terms established by the Administrator, subject to the terms of the 2007 Director Plan. The Administrator, subject to the terms of the 2007 Director Plan, will have complete discretion to determine the terms and conditions of stock appreciation rights granted under the 2007 Director Plan; provided, however, that the exercise price may not be less than 100% of the fair market value of a share on the date of grant.

Performance Units and Performance Shares

The Administrator may, in its discretion, grant performance units and performance shares entitling the participant to receive a settlement upon vesting of cash, shares, or a combination thereof. A performance unit will have an initial value that is established by the Administrator on or before the date of grant. A performance share will have an initial value equal to the fair market value of a share on the grant date. The Administrator will set performance objectives or other vesting provisions (including, continued status as a service provider) in its discretion which, depending on the extent to which they are met, will determine the number or value of performance units/shares that will be paid out to participants.

Acceleration of Awards

If the participant’s status as an employee, director or consultant terminates as a result of the participant’s death or disability, outstanding Awards issued pursuant to the 2007 Director Plan will become fully vested as of the date of such termination.

Transferability of Awards

Awards granted under the 2007 Director Plan may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution, and may be exercised, during the lifetime of the participant, only by the participant.

Change of Control

In the event of a change of control of the company, each outstanding Award will be treated as the Administrator determines, including, that each Award be assumed or an equivalent option or right substituted by the successor corporation or a parent or subsidiary of the successor corporation; provided, however, that in all cases, upon a change of control, the participant will fully vest in and have the right to exercise all of his or her outstanding options or stock appreciation rights, including shares as to which such Awards would not otherwise be vested or exercisable, all restrictions on restricted stock, restricted stock units and any related dividend equivalents will lapse, and, with respect to Awards with performance-based vesting, all performance goals or other vesting criteria will be deemed achieved at target levels and all other terms and conditions met. The Administrator will not be required to treat all Awards similarly in the transaction.

Amendment and Termination of the 2007 Director Plan

The Administrator will have the authority to amend, alter, suspend or terminate the 2007 Director Plan, except that shareholder approval will be required for any amendment to the 2007 Director Plan to the extent required by any applicable laws. No amendment, alteration, suspension or termination of the 2007 Director Plan will impair the rights of any participant, unless mutually agreed otherwise between the participant and the Administrator and which agreement must be in writing and signed by the participant and the company. The Director Plan will terminate in October 2017, unless the board of directors terminates it sooner.

Number of Awards Granted to Outside Directors

The following table sets forth the Options that will be granted to our current Outside Directors under the 2007 Director Plan if approved by our shareholders at the annual general meeting. Any new Outside Directors appointed to fill vacancies on the board of directors will also be granted Options as described above. No Awards will be granted to Inside Directors or any executives of the company.

Name	Number of Common Shares Underlying Options to be Granted Annually		Dollar Value ($)
Aurturo Krueger	12,000	(1)	(5)
Kuo Wei (Herbert) Chang	12,000	(2)	(5)
Paul R. Gray, Ph.D.	12,000	(3)	(5)
Douglas King		(4)	(5)
Outside Directors as a Group	36,000	(1)(2)(3)	(5)

(1)   The board of directors has designated Mr. Krueger an Eligible Outside Director and as such he will begin receiving annual grants of an Option for 12,000 common shares upon approval of the 2007 Director Plan, with the first such Option to be granted on the date of the 2007 annual general meeting.

(2)   It is contemplated that Mr. Chang will be designated an Eligible Outside Director in connection with the 2009 annual general meeting, at which time he will begin receiving annual grants of an Option for 12,000 common shares.

(3)   It is contemplated that Dr. Gray will be designated an Eligible Outside Director in connection with the 2009 annual general meeting, at which time he will begin receiving annual grants of an Option for 12,000 common shares.

(4)   Mr. King has informed the company of his intention not to seek reelection, and as such he will not receive any Awards under the 2007 Director Plan.

(5)   The dollar value of each Option will be measured by the difference between the common share price and the exercise price on the date the Option is exercised. The exercise price of any Option will be equal to the fair market value of the company’s common shares on the date of grant.  Since the Option is not exercisable as of the date of this proxy statement, its dollar value is not currently determinable.

Federal Tax Aspects

The following paragraphs are a summary of the general federal income tax consequences to U.S. taxpayers and the company of Awards granted under the 2007 Director Plan. Tax consequences for any particular individual may be different.

Nonstatutory Stock Options

No taxable income is reportable when a nonstatutory stock option with an exercise price equal to the fair market value of the underlying common shares on the date of grant is granted to a participant. Upon exercise, the participant will recognize ordinary income in an amount equal to the excess of the fair market value (on the exercise date) of the shares purchased over the exercise price of the option. Any taxable income recognized in connection with an option exercise by an employee of the company is subject to tax withholding by the company. Any additional gain or loss recognized upon any later disposition of the shares would be capital gain or loss.

As a result of Section 409A of the Code and the Treasury regulations promulgated thereunder (“Section 409A”), however, nonstatutory stock options and stock appreciation rights granted with an exercise price below the fair market value of the underlying stock or with a deferral feature may be taxable to the recipient in the year of vesting in an amount equal to the difference between the then fair market value of the underlying common shares and the exercise price of such awards and may be subject to an additional 20% tax plus penalties and interest. In addition, certain states, such as California, have adopted similar tax provisions. We strongly encourage recipients to such Awards to consult their tax, financial, or other advisor regarding the tax treatment of such Awards.

Stock Appreciation Rights

No taxable income is reportable when a stock appreciation right with an exercise price equal to the fair market value of the underlying common shares on the date of grant is granted to a participant. Upon exercise, the participant will recognize ordinary income in an amount equal to the amount of cash received and the fair market value of any shares received. Any additional gain or loss recognized upon any later disposition of the shares would be capital gain or loss.

Restricted Stock, Restricted Stock Units, Performance Units, and Performance Shares

A participant generally will not have taxable income at the time an Award of restricted stock, restricted stock units, performance units, or performance shares are granted. Instead, he or she will recognize ordinary income in the first taxable year in which his or her interest in the shares underlying the Award becomes either (i) freely transferable, or (ii) no longer subject to substantial risk of forfeiture. However, the recipient of a restricted stock Award may elect to recognize income at the time he or she receives the Award in an amount equal to the fair market value of the shares underlying the Award (less any cash paid for the shares) on the date the Award is granted.

Tax Withholding Under the Code

The company may be required to withhold taxes in some circumstances associated with the participants’ receiving compensation. Under the 2007 Director Plan, an option or stock appreciation right will not be deemed exercised until the company receives, among other things, full payment for applicable withholding taxes.

Payments Upon Change in Control

The 2007 Director Plan provides for the acceleration of payment of awards and related common shares in the event of certain acquisition events or other change in control of the company, as defined in the 2007 Director Plan. For certain officers of the company, acceleration of payment may cause part or all of the consideration involved to be treated as a “parachute payment” under the Internal Revenue Code of 1986, which may subject the recipient to a 20% excise tax and which may not be deductible by the company for federal income tax purposes.

Tax Effect for the Company

The company generally will be entitled to a tax deduction in connection with an Award under the 2007 Director Plan in an amount equal to the ordinary income realized by a participant and at the time the participant recognizes such income (for example, the exercise of a nonstatutory stock option).

Section 409A

Section 409A provides certain new requirements on non-qualified deferred compensation arrangements. These include new requirements with respect to an individual’s election to defer compensation and the individual’s selection of the timing and form of distribution of the deferred compensation. Section 409A generally also provides that distributions must be made on or following the occurrence of certain events (e.g., the individual’s separation from service, a predetermined date, or the individual’s death). Section 409A imposes restrictions on an individual’s ability to change his or her distribution timing or form after the compensation has been deferred.

Awards granted under the 2007 Director Plan with a deferral feature will be subject to the requirements of Section 409A. If an Award is subject to and fails to satisfy the requirements of Section 409A, the recipient of that award may recognize ordinary income on the amounts deferred under the Award, to the extent vested, which may be prior to when the compensation is actually or constructively received. Also, if an Award that is subject to Section 409A fails to comply with Section 409A’s provisions, Section 409A imposes an additional twenty percent (20%) federal income tax on compensation recognized as ordinary income, as well as interest on such deferred compensation. In addition, certain states, such as California, have adopted similar tax provisions. The requirements of Section 409A (and the application of those requirements to Awards issued under the Plan) are not entirely clear.

THE FOREGOING IS ONLY A SUMMARY OF THE EFFECT OF FEDERAL INCOME TAXATION UPON PARTICIPANTS AND THE COMPANY WITH RESPECT TO THE GRANT AND EXERCISE OF AWARDS UNDER THE DIRECTOR PLAN. IT DOES NOT PURPORT TO BE COMPLETE, AND DOES NOT DISCUSS THE TAX CONSEQUENCES OF A PARTICIPANT’S DEATH OR THE PROVISIONS OF THE INCOME TAX LAWS OF ANY MUNICIPALITY, STATE OR FOREIGN COUNTRY IN WHICH THE PARTICIPANT MAY RESIDE.

Board Recommendation and Required Vote

The board of directors recommends that you vote FOR approving the 2007 Director Plan.

Unless authority to do so is withheld, the proxy holders named in each proxy will vote the shares represented thereby FOR the approval of the 2007 Director Plan. Assuming the presence of a quorum, the required vote is the affirmative vote of at least a majority of votes cast and entitled to vote at the annual general meeting. Abstentions and broker non-votes will be entirely excluded from the vote and will have no effect on the outcome.

SHAREHOLDER PROPOSALS FOR THE 2008 ANNUAL GENERAL MEETING

Under Rule 14a-8 of the Exchange Act, if the date of the 2008 annual general meeting is moved more than 30 days before or after the anniversary of the 2007 annual general meeting, then for a shareholder proposal, including director nominations, to be considered for inclusion in the proxy statement for the 2008 annual general meeting, the Secretary of the company must receive the written proposal by such shareholder at the company’s principal executive offices within a reasonable time before the company begins to print and mail its proxy materials. We expect our 2008 annual general meeting will be held on or around June 6, 2008, which will be more than 30 days before the anniversary of the 2007 annual general meeting, and that in connection with such meeting shareholder proposals will be due by January 21, 2008. Such proposals also must comply with the other provisions of Rule 14a-8 and additional applicable SEC rules regarding the inclusion of shareholder proposals in company-sponsored proxy materials. Please note that under Rule 14a-8, if the date of the 2008 annual general meeting is not moved more than 30 days before or after the anniversary of the 2007 annual general meeting, then the Secretary of the company would have to receive the written proposal by such shareholder at the company’s principal executive offices no later than 120 days prior to the mailing date of the proxy statement for the 2007 annual general meeting, or May 17, 2008.

Shareholders may also make a shareholder proposal, including director nominations, not intended to be included in the company’s proxy statement under Rule 14a-8 so long as such proposal complies with our Bye-Laws. In accordance with Bye-Law 34 of our Bye-Laws, shareholder nominations may be voted on at an annual general meeting only if such nominations are made pursuant to written notice timely given to the Secretary of the company and accompanied by certain information. To be timely, a shareholder’s written notice must be received by the company not less than 60 nor more than 180 days prior to the date set for the annual general meeting (or if no such date is set, the date that is not less than 60 nor more than 180 days prior to the anniversary of the previous year’s annual general meeting). The notice must contain the name and business background of any person being nominated by such shareholder as a director and all material information on any proposal, statement or resolution to be put to the meeting and details of the shareholder submitting the proposal, statement or resolution, as well as other information that may be specified by the board of directors. The board of directors will review proposals from eligible shareholders which it receives by that date and will determine whether any such proposal has been received in accordance with our Bye-Laws and whether any such proposal will be acted upon at the annual general meeting.

All shareholder proposals should be sent to the Secretary to the mailing address of our principal executive offices at Canon’s Court, 22 Victoria Street, Hamilton HM 12, Bermuda.

In addition, Section 79 of the Bermuda Companies Act 1981 provides that shareholders representing either (i) 5% of the total voting power of the common shares eligible to vote at a general meeting of the company, or (ii) not less than 100 shareholders may propose any resolution which may properly be moved at the next annual general meeting of the company. Upon timely receipt of notice, the company shall, at the expense of such shareholder(s), give the other shareholders of the company entitled to receive notice of the next annual general meeting notice of such proposed resolution. To be timely, the proposal requiring notice of a resolution must be deposited at the registered office of the company at least six weeks before the annual general meeting. Shareholders satisfying the criteria of Section 79 may also require the company to circulate a statement in respect of any matter to come before an annual general meeting by notice deposited at the registered office of the company not less than one week prior to the annual general meeting.

OTHER MATTERS

At the time of preparation of this proxy statement, we are not aware of any other matters to be brought before the annual general meeting. No eligible shareholder had submitted notice of any proposal before the printing and mailing of this proxy statement. However, if any other matters are properly presented for action, in the absence of instructions to the contrary, it is the intention of the persons named in the enclosed form of proxy to vote, or refrain from voting, in accordance with their respective best judgment on such matters.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Pursuant to Section 16(a) of the Exchange Act and the rules promulgated thereunder, officers and directors of the company and persons who beneficially own more than 10% of our common shares are required to file with the SEC and furnish to the company reports of ownership and change in ownership with respect to all equity securities of the company.

Based solely on its review of the copies of such reports received by us during or with respect to the fiscal year ended January 27, 2007, and written representations from such reporting persons, we believe that our officers, directors and 10% shareholders complied with all Section 16(a) filing requirements applicable to such individuals with the exception of the following late filings: (a) Mr. George Hervey was late filing a Form 4 with respect to one transaction; (b) Dr. Sehat Sutardja and Ms. Weili Dai were late filing a Form 4 with respect to one transaction; and (c) Dr. Pantas Sutardja was late filing a Form 4 with respect to one transaction.

ANNUAL REPORT ON FORM 10-K

Along with this proxy statement, the company has provided each shareholder entitled to vote a copy of its Annual Report on Form 10-K for the year ended January 27, 2007 without the exhibits thereto. The company will provide, without charge, a copy of its 2007 Form 10-K, or a copy of the exhibits to its 2007 Form 10-K, upon the written or oral request of any shareholder or beneficial owner of common shares. Requests should be directed to the following address:

Eric B. Janofsky, Esq.
Vice President and Acting General Counsel
Marvell Semiconductor, Inc.
5488 Marvell Lane, MS 5-204
Santa Clara, California 95054
Telephone: (408) 222-2500

By Order of the Board of Directors,

DR. SEHAT SUTARDJA
Chairman of the Board of Directors, President and
Chief Executive Officer
Santa Clara, California
September 14, 2007

PLEASE SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD PROMPTLY.
NO POSTAGE IS REQUIRED IF MAILED IN THE ENCLOSED POSTAGE-PREPAID ENVELOPE WITHIN THE UNITED STATES.

If you have any questions, or have any difficulty voting your shares, please contact Eric B. Janofsky, Esq., Vice President and Acting General Counsel of Marvell Semiconductor, Inc., at (408) 222-2500.

Appendix A

MARVELL TECHNOLOGY GROUP, LTD.

2007 DIRECTOR STOCK INCENTIVE PLAN

1.     Purposes of the Plan.   The purposes of this 2007 Director Stock Incentive Plan are to attract and retain the best available personnel for service as Outside Directors (as defined herein) of the Company, to provide additional incentive to the Outside Directors of the Company to serve as Directors, and to encourage their continued service on the Board.

2.     Definitions.   As used herein, the following definitions will apply:

(a)   “Administrator” means the Board or any of its Committees as will administer the Plan in accordance with Section 4 hereof.

(b)   “Annual General Meeting” means the Company’s annual meeting of shareholders.

(c)   “Applicable Laws” means the requirements relating to the administration of equity-based awards under U.S. state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any foreign country or jurisdiction where Awards are, or will be, granted under the Plan.

(d)   “Award” individually or collectively, a grant under the Plan of Options, Performance Shares, Performance Units, Stock Appreciation Rights, Restricted Stock, or Restricted Stock Units.

(e)   “Award Agreement” means the written or electronic agreement setting forth the terms and provisions applicable to each Award granted under the Plan. The Award Agreement is subject to the terms and conditions of the Plan.

(f)    “Board” means the Board of Directors of the Company.

(g)   “Change in Control” means the occurrence of any of the following events:

(i)    Any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) becomes the “beneficial owner” (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the total voting power represented by the Company’s then outstanding voting securities; or

(ii)   The consummation of the sale or disposition by the Company of all or substantially all of the Company’s assets; or

(iii)  The consummation of a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or its parent) at least fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity or its parent outstanding immediately after such merger or consolidation.

(iv)  A change in the composition of the Board occurring within a two (2) year period, as a result of which less than a majority of the Directors are Incumbent Directors.

(h)   “Code” means the Internal Revenue Code of 1986, as amended. Any reference to a section of the Code herein will be a reference to any successor or amended section of the Code.

(i)    “Committee” means a committee of Directors or of other individuals satisfying Applicable Laws appointed by the Board in accordance with Section 4 hereof.

(j)    “Common Stock” means the common stock of the Company.

(k)   “Company” means Marvell Technology Group Ltd., a Bermuda corporation.

(l)    “Consultant” means any natural person, including an advisor, engaged by the Company or a Parent or Subsidiary of the Company to render services to such entity.

(m)  “Director” means a member of the Board.

(n)   “Disability” means total and permanent disability as defined in Section 22(e)(3) of the Code.

(o)   “Employee” means any person, including Officers and Directors, employed by the Company or any Parent or Subsidiary of the Company. Neither service as a Director nor the payment of a Director’s fee by the Company will not be sufficient in and of itself to constitute “employment” by the Company.

(p)   “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(q)   “Exchange Program” means a program under which (i) outstanding Awards are surrendered or cancelled in exchange for Awards of the same type (which may have lower exercise prices and different terms), Awards of a different type, and/or cash, (ii) Participants would have the opportunity to transfer any outstanding Awards to a financial institution or other person or entity selected by the Administrator, and/or (iii) the exercise price of an outstanding Award is reduced. The Administrator will determine the terms and conditions of any Exchange Program in its sole discretion, however if an Award is exchanged for an Award with a lower exercise price or the exercise price of an outstanding Award is reduced, shareholder approval must be obtained in advance.

(r)    “Fair Market Value” means, as of any date, the value of a share of Common Stock determined as follows:

(i)    If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the Nasdaq Global Market, the Nasdaq Global Select Market or the Nasdaq Capital Market, its Fair Market Value shall be the closing sales price for such stock (or, if no closing sales price was reported on that date, as applicable, on the last trading date such closing sales price was reported) as quoted on such exchange or system on the day of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

(ii)   If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, its Fair Market Value shall be the mean between the high bid and low asked prices for the Common Stock on the day of determination (or, if no bids and asks were reported on that date, as applicable, on the last trading date such bids and asks were reported); or

(iii)  In the absence of an established market for the Common Stock, the Fair Market Value thereof shall be determined in good faith by the Administrator.

(s)    “Incumbent Director” means a Director who either (A) is a Director as of the effective date of the Plan, or (B) is elected, or nominated for election, to the Board with the affirmative votes of at least a majority of the Directors at the time of such election or nomination (but will not include an individual whose election or nomination is in connection with an actual or threatened proxy contest relating to the election of Directors to the Company).

(t)    “Inside Director” means a Director who is an Employee.

(u)   “Nonstatutory Stock Option” means an Option that by its terms does not qualify or is not intended to qualify as an Incentive Stock Option.

(v)   “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

(w)  “Option” means a stock option granted pursuant to the Plan. All Options granted under the Plan will be Nonstatutory Stock Options.

(x)   “Outside Director” means a Director who has not been an Employee.

(y)   “Parent” means a “parent corporation,” whether now or hereafter existing, as defined in Section 424(e) of the Code.

(z)   “Participant” means the holder of an outstanding Award.

(aa) “Performance Share” means an Award denominated in Shares which may be earned in whole or in part upon attainment of performance goals or other vesting criteria as the Administrator may determine pursuant to Section 13.

(bb) “Performance Unit” means an Award which may be earned in whole or in part upon attainment of performance goals or other vesting criteria as the Administrator may determine and which may be settled for cash, Shares or other securities or a combination of the foregoing pursuant to Section 13.

(cc) “Plan” means this 2007 Director Stock Incentive Plan.

(dd) “Restricted Stock” means Shares issued pursuant to a Restricted Stock Award under the Plan.

(ee) “Restricted Stock Unit” or “RSU” means a bookkeeping entry representing an amount equal to the Fair Market Value of one Share, granted pursuant to the Plan. Each Restricted Stock Unit represents an unfunded and unsecured obligation of the Company.

(ff)   “Service Provider” means an Employee, Director or Consultant.

(gg) “Share” means a share of the Common Stock, as adjusted in accordance with Section 18 hereof.

(hh) “Stock Appreciation Right” means an Award granted under the Plan, granted alone or in connection with an Option, that is designated as a Stock Appreciation Right.

(ii)   “Subsidiary” means a “subsidiary corporation,” whether now or hereafter existing, as defined in Section 424(f) of the Code.

3.     Stock Subject to the Plan.

(a)   Plan Pool.   The maximum aggregate number of Shares which may be granted pursuant to Awards under the Plan is seven hundred-fifty thousand (750,000) Shares. The Shares may be authorized, but unissued, or reacquired Common Stock.

(b)   Lapsed Awards.   If an Award expires or becomes unexercisable without having been exercised in full, is surrendered pursuant to an Exchange Program, or, with respect to Performance Shares, Performance Units, Restricted Stock or Restricted Stock Units, is forfeited to or repurchased by the Company due to failure to vest, the unpurchased Shares (or for Awards other than Options or Stock Appreciation Rights the forfeited or repurchased Shares) which were subject thereto will become available for future grant or sale under the Plan (unless the Plan has terminated). Shares that have actually been issued under the Plan under any Award will not be returned to the Plan and will not become available for future distribution under the Plan; provided, however, that if Shares issued pursuant to Awards are repurchased by the Company or are forfeited to the Company due to their failure to vest, such Shares will become available for future grant under the Plan. Shares used to pay the exercise price of an Award or to satisfy the minimum statutory withholding obligations related to an Award will not become available for future grant or sale under the Plan. To the extent an Award under the Plan is paid out in cash rather than Shares, such cash payment will not result in reducing the number of Shares available for issuance under the Plan.

4.     Administration.   The Plan will be administered by (A) the Board or (B) a Committee, which will be constituted to satisfy Applicable Laws. Subject to the provisions of the Plan, and in the case of a Committee, subject to the specific duties delegated by the Board to such Committee, the Administrator will have the authority, in its discretion: (i) to determine the Fair Market Value; (ii) to construe and interpret the terms of the Plan and Awards granted pursuant to the Plan; (iii) to prescribe, amend and rescind rules and regulations relating to the Plan, including the ability to accelerate the vesting of Awards granted to Outside Directors who will not stand for reelection; (iv) to make such other determinations and take such other actions as permitted under the Plan; (v) to determine the terms and conditions of any, and, with the approval of the shareholders if necessary, to institute any Exchange Program and (vi) to make all other determinations deemed necessary or advisable for administering the Plan. The Administrator’s decisions, determinations and interpretations will be final and binding on all Participants and any other holders of Awards.

5.     Grants of Awards under the Plan.

(a)   Procedure for Grants.   All grants of Awards to Outside Directors under this Plan shall be made strictly in accordance with the following provisions:

(b)   Type of Option.   If Options are granted pursuant to the Plan they will be Nonstatutory Stock Options and, except as otherwise provided herein, will be subject to the other terms and conditions of the Plan.

(c)   Eligibility for Awards.   An Outside Director is eligible for Awards under the Plan (is an “Eligible Outside Director”) if such person:

(i)    is first elected as an Outside Director on or following the date this Plan is adopted by the Board; or

(ii)   is designated by the Board as an Eligible Outsider Director.

(d)   Initial Option Award.   Each person who first becomes an Outside Director on or following the date this Plan is adopted by the Board will automatically be granted an Option to purchase fifty thousand (50,000) Shares (the “Initial Option Award”) upon the later of (x) the date such person first becomes an Outside Director, whether through election by the shareholders of the Company or appointment by the Board to fill a vacancy and (y) the date that the Plan is approved by the shareholders of the Company; provided, however, that an Inside Director who ceases to be an Inside Director, but who remains a Director, will not receive an Initial Option Award.

(e)   Annual Option Award.   Each Eligible Outside Director will be automatically granted an Option to purchase twelve thousand (12,000) Shares (an “Annual Option Award”) on the date of each Annual General Meeting of the Company beginning in 2007, if as of such date, such Eligible Outside Director has served on the Board for at least the preceding six (6) months.

(f)    Terms.   The terms of each Award granted pursuant to the Plan will be as follows:

(i)    If the Award is an Option, the term of the Award will be ten (10) years; provided, however, that the Option may expire earlier pursuant to Section 8 hereof.

(ii)   To the extent not in conflict with the terms of this Section, the other terms and conditions of the Plan will apply to Awards granted pursuant to this Section.

(g)   Acceleration of Awards.   If a Participant’s status as a Service Provider terminates as result of the Participant’s death or Disability, each outstanding Award granted to the Participant under the Plan shall be immediately vested in full as of the date of such termination.

(h)   Form and Timing of Payment.   Payment of earned Performance Units or Restricted Stock Units granted under the Plan will be made as soon as practicable after the applicable vesting date. On the date set forth in the Award Agreement, all unvested Performance Units or Restricted Stock Units will be forfeited to the Company.

(i)    Amendment.   The Administrator in its discretion may change and otherwise revise the terms of Awards granted under this Plan for Awards granted on or after the date the Administrator determines to make any such change or revision, including, without limitation, the allocation between types of equity Awards, the number of Shares subject to such Awards, the vesting schedule and the exercise or purchase price thereof. The Administrator will determine from time to time whether other service by Directors on committees of the Board not covered by the Plan warrants grants of Awards for such service, and will have the power and authority to modify the Plan from time to time to establish non-discretionary, automatic award grants to be made to such committee members on such terms and at such times as the Administrator will determine.

6.     Consideration.   The consideration to be paid for the Shares to be issued upon exercise of an Award or the purchase of Shares thereunder shall consist entirely of: (i) cash; (ii) check; (iii) other Shares, provided that such Shares have a Fair Market Value on the date of surrender equal to the aggregate exercise or purchase price of the Shares as to which such Awards shall be exercised and provided that accepting such Shares, in the sole discretion of the Administrator, shall not result in any adverse accounting consequences to the Company; (iv) consideration received by the Company under a broker-assisted (or other) cashless exercise program implemented by the Company in connection with the Plan; (v) such other consideration and method of payment for the issuance of Shares to the extent permitted by Applicable Laws; or (vi) any combination of the foregoing methods of payment.

7.     Exercise of Options or Stock Appreciation Rights.   Any Option or Stock Appreciation Right granted hereunder will be exercisable as set forth in Section 5 hereof; provided, however, that no Option or Stock Appreciation Right shall be exercisable until shareholder approval of the Plan in accordance with Section 25 hereof has been obtained. An Option or Stock Appreciation Right may not be exercised for a fraction of a Share.

An Option or Stock Appreciation Right will be deemed exercised when the Company receives: (i) notice of exercise (in such form as the Administrator specify from time to time) from the person entitled to exercise the Option, and (ii) full payment for the Shares with respect to which the Option or Stock Appreciation Right is exercised (together with applicable tax withholdings). Full payment may consist of any consideration and method of payment authorized under the Plan and Applicable Law. Shares issued upon exercise of an Option or Stock Appreciation Right will be issued in the name of the Participant or, if requested by the Participant, in the name of the Participant and his or her spouse. Until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a shareholder will exist with respect to the Shares subject to an Option or Stock Appreciation Right, notwithstanding the exercise of the Option or Stock Appreciation Right, as applicable. The Company will issue (or cause to be issued) such Shares promptly after the Option or Stock Appreciation Right, as applicable is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued.

Exercising an Option or Stock Appreciation Right in any manner will decrease the number of Shares thereafter available, both for purposes of the Plan and for sale under the Option or Stock Appreciation Right, as applicable, by the number of Shares as to which the Option or Stock Appreciation Right is exercised.

8.     Termination of Status as a Service Provider.

(a)   Termination of Relationship as a Service Provider.   If a Participant ceases to be a Service Provider, other than termination as a result of the Participant’s death or Disability, the Participant may exercise his or her Option or Stock Appreciation Right, as applicable, within ninety (90) days following such termination to the extent that the Option or Stock Appreciation Right, as applicable, is vested on the date of termination (but in no event later than the expiration of the term of such Award, as set forth in the Award Agreement). If on the date of termination the Participant is not vested as to his or her entire Option or Stock Appreciation Right, as applicable, the Shares covered by the unvested portion of the Award will revert to the Plan. If after termination the Participant does not exercise his or her Option or Stock Appreciation Right, as applicable, within the above-specified time period, the Award will terminate, and the Shares covered by such Award will revert to the Plan.

(b)   Death or Disability of Participant.   If a Participant ceases to be a Service Provider as a result of the Participant’s death or Disability, the Option or Stock Appreciation Right, as applicable, may be exercised following the Participant’s termination within six (6) months following the date of such termination to the extent that the Option or Stock Appreciation Right, as applicable, is vested on the date of termination (but in no event later than the expiration of the term of such Award as set forth in the Award Agreement), by the Participant or, in the case of the Participant’s death, the Participant’s designated beneficiary, provided such beneficiary has been designated prior to Participant’s death in a form acceptable to the Administrator. If no such beneficiary has been designated by the Participant, then such Award may be exercised by the personal representative of the Participant’s estate or by the person(s) to whom the Award is transferred pursuant to the Participant’s will or in accordance with the laws of descent and distribution. If the Option or Stock Appreciation Right as applicable, is not so exercised within the above-specified time period, the Option will terminate, and the Shares covered by such Award will revert to the Plan.

9.     Options.

(a)   Grant of Options.   Subject to the terms and provisions of the Plan and pursuant to Section 5(i), the Administrator, may change or add automatic Awards granted pursuant to Section 5 to include different or additional Awards of Options in such amounts as the Administrator, in its sole discretion, will determine.

(b)   Terms.   The terms of each Option granted pursuant to the Plan will be as follows:

(i)    The term of an Option will be ten (10) years; provided, however, that the Option may expire earlier pursuant to Section 8 hereof.

(ii)   The per share exercise price for Shares subject to Options will be one hundred percent (100%) of the Fair Market Value on the grant date.

(iii)  Subject to Section 5(g) and Section 18, each Initial Option Award will vest and become exercisable as to one-third (1/3rd) of the Shares subject to the Option on the one-year anniversary of the date of grant (or on the last day of the month, if there is no corresponding date); as to an additional one-third (1/3rd) of the Shares subject to the Option on the second annual anniversary of the date of grant thereafter (or on the last day of the month, if there is no corresponding date); and as to an final one-third (1/3rd) of the Shares subject to the Option on the third annual anniversary of the date of grant thereafter (or on the last day of the month, if there is no corresponding date); provided that the Outside Director continues to serve as a Service Provider through each applicable vesting date.

(iv)  Subject to Section 5(g) and Section 18, each Annual Option Award will vest and become exercisable as to one hundred percent (100%) of the Shares subject to the Option on the earlier of the

Next Annual General Meeting or the one year anniversary of the Option grant date (or on the last day of the month, if there is no corresponding date), provided that the Outside Director continues to serve as a Service Provider through such date.

(c)   Option Agreement.   Each Option will be evidenced by an Award Agreement that will specify the vesting criteria, the number of Shares covered by the Award, the applicable vesting schedule, and such other terms and conditions as the Administrator, in its sole discretion, will determine.

(d)   Expiration of Options.   An Option granted under the Plan will expire upon the date determined by the Administrator, in its sole discretion, and set forth in the Award Agreement. Notwithstanding the foregoing, the rules of Section 8 also will apply to Options.

10.   Restricted Stock.

(a)   Grant of Restricted Stock.   Subject to the terms and provisions of the Plan and pursuant to Section 5(i), the Administrator, may change or add automatic Awards granted pursuant to Section 5 to include Awards of Restricted Stock in such amounts as the Administrator, in its sole discretion, will determine.

(b)   Restricted Stock Agreement.   Each Award of Restricted Stock will be evidenced by an Award Agreement that will specify the vesting criteria, the number of Shares granted, and such other terms and conditions as the Administrator, in its sole discretion, will determine. The Administrator may set vesting criteria based upon the achievement of Company-wide, business unit, or individual goals (including, but not limited to, continued employment or status as a Service Provider), or any other basis determined by the Administrator in its discretion. Unless the Administrator determines otherwise, the Company as escrow agent will hold Shares of Restricted Stock until the restrictions on such Shares have lapsed.

(c)   Other Restrictions.   The Administrator, in its sole discretion, may impose such other restrictions on Shares of Restricted Stock as it may deem advisable or appropriate.

(d)   Removal of Restrictions.   Except as otherwise provided in this Section 8, Shares of Restricted Stock covered by each Restricted Stock grant made under the Plan will be released from escrow as soon as practicable after the last day of the Period of Restriction or at such other time as the Administrator may determine.

(e)   Voting Rights.   During the Period of Restriction, Participants holding Shares of Restricted Stock granted hereunder may exercise full voting rights with respect to those Shares, unless the Administrator determines otherwise.

(f)    Dividends and Other Distributions.   During the Period of Restriction, Participants holding Shares of Restricted Stock will be entitled to receive all dividends and other distributions paid with respect to such Shares, unless the Administrator provides otherwise. If any such dividends or distributions are paid in Shares, the Shares will be subject to the same restrictions on transferability and forfeitability as the Shares of Restricted Stock with respect to which they were paid.

(g)   Return of Restricted Stock to Company.   On the date set forth in the Award Agreement, the Restricted Stock for which restrictions have not lapsed will revert to the Company and again will become available for grant under the Plan.

11.   Restricted Stock Units.

(a)   Grant.   Subject to the terms and provisions of the Plan and pursuant to Section 5(i), the Administrator, may change or add automatic Awards granted pursuant to Section 5 to include different or additional Awards of Restricted Stock Units in such amounts as the Administrator, in its sole discretion, will determine.

(b)   Restricted Stock Unit Agreement.   Each Award of Restricted Stock Units will be evidenced by an Award Agreement that will specify the vesting criteria, the number of Shares granted, and such other terms and conditions as the Administrator, in its sole discretion, will determine.

(c)   Vesting Criteria and Other Terms.   The Administrator will set vesting criteria in its discretion, which, depending on the extent to which the criteria are met, will determine the number of Restricted Stock Units that will be paid out to the Participant. The Administrator may set vesting criteria based upon the achievement of Company-wide, business unit, or individual goals (including, but not limited to, continued employment or status as a Service Provider), or any other basis determined by the Administrator in its discretion.

(d)   Form and Timing of Payment.   Upon meeting the applicable vesting criteria, the Participant will be entitled to receive a payout as determined by the Administrator. Payment of earned Restricted Stock Units will be made as soon as practicable after the date(s) determined by the Administrator and set forth in the Award Agreement. The Administrator, in its sole discretion, may only settle earned Restricted Stock Units in cash, Shares, or a combination of both.

(e)   Cancellation.   On the date set forth in the Award Agreement, all unearned Restricted Stock Units will be forfeited to the Company.

12.         Stock Appreciation Rights.

(a)   Grant of Stock Appreciation Rights.   Subject to the terms and provisions of the Plan and pursuant to Section 5(i), the Administrator, may change or add automatic Awards granted pursuant to Section 5 to include Awards of Stock Appreciation Rights.

(b)   Stock Appreciation Right Agreement.   Each Stock Appreciation Right grant will be evidenced by an Award Agreement that will specify the exercise price, the term of the Stock Appreciation Right, the conditions of exercise, and such other terms and conditions as the Administrator, in its sole discretion, will determine.

(c)   Exercise Price.   The per share exercise price for the Shares to be issued pursuant to exercise of a Stock Appreciation Right will be one hundred percent (100%) of the Fair Market Value on the date of grant.

(d)   Expiration of Stock Appreciation Rights.   A Stock Appreciation Right granted under the Plan will expire upon the date determined by the Administrator, in its sole discretion, and set forth in the Award Agreement. Notwithstanding the foregoing, the rules of Section 8 also will apply to Stock Appreciation Rights.

(e)   Payment of Stock Appreciation Right Amount.   Upon exercise of a Stock Appreciation Right, a Participant will be entitled to receive payment from the Company in an amount determined by multiplying:

(i)    The difference between the Fair Market Value of a Share on the date of exercise over the exercise price; times

(ii)   The number of Shares with respect to which the Stock Appreciation Right is exercised.

At the discretion of the Administrator, the payment upon Stock Appreciation Right exercise may be in cash, in Shares of equivalent value, or in some combination thereof.

13.         Performance Units and Performance Shares.

(a)   Grant of Performance Units/Shares.   Performance Units and Performance Shares may be granted to Service Providers at any time and from time to time, as will be determined by the Administrator, in its sole discretion. The Administrator will have complete discretion in determining the number of Performance Units and Performance Shares granted to each Participant.

(b)   Value of Performance Units/Shares.   Each Performance Unit will have an initial value that is established by the Administrator on or before the date of grant. Each Performance Share will have an initial value equal to the Fair Market Value of a Share on the date of grant.

(c)   Performance Objectives and Other Terms.   The Administrator will set performance objectives or other vesting provisions (including, without limitation, continued status as a Service Provider) in its discretion which, depending on the extent to which they are met, will determine the number or value of Performance Units/Shares that will be paid out to the Service Providers. The time period during which the performance objectives or other vesting provisions must be met will be called the “Performance Period.” Each Award of Performance Units/Shares will be evidenced by an Award Agreement that will specify the Performance Period, and such other terms and conditions as the Administrator, in its sole discretion, will determine. The Administrator may set performance objectives based upon the achievement of Company-wide, divisional, or individual goals, applicable federal or state securities laws, or any other basis determined by the Administrator in its discretion.

(d)   Earning of Performance Units/Shares.   After the applicable Performance Period has ended, the holder of Performance Units/Shares will be entitled to receive a payout of the number of Performance Units/Shares earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding performance objectives or other vesting provisions have been achieved. After the grant of a Performance Unit/Share, the Administrator, in its sole discretion, may reduce or waive any performance objectives or other vesting provisions for such Performance Unit/Share.

(e)   Form and Timing of Payment of Performance Units/Shares.   Payment of earned Performance Units/Shares will be made as soon as practicable after the expiration of the applicable Performance Period. The Administrator, in its sole discretion, may pay earned Performance Units/Shares in the form of cash, in Shares (which have an aggregate Fair Market Value equal to the value of the earned Performance Units/Shares at the close of the applicable Performance Period) or in a combination thereof.

(f)    Cancellation of Performance Units/Shares.   On the date set forth in the Award Agreement, all unearned or unvested Performance Units/Shares will be forfeited to the Company, and again will be available for grant under the Plan.

14.   Nontransferability of Awards.   An Award may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Participant, only by the Participant.

15.         Awards Generally.

(a)   Limitations.   Awards may be granted only to Outside Directors.

(b)   Shares.   In the event that any Award granted under the Plan would cause the number of Shares subject to outstanding Awards plus the number of Shares previously issued pursuant to an Award to exceed the number of shares available for issuance under the Plan pursuant to Section 3, then the remaining Shares available for award grant will be allocated on a pro rata basis. No further grants will be made until such time, if any, as additional Shares become available for grant under the Plan through action of the Board or the shareholders to increase the number of Shares which may be issued under the Plan or through the forfeiture of Shares issued pursuant to Awards previously granted hereunder as provided in Section 3 hereof.

16.   No Guarantee of Continued Service.   The Plan shall not confer upon any Participant any rights with respect to continuation of service as a Director or other Service Provider or nomination to serve as a Director, nor shall it interfere in any way with any rights which the Director or the Company may have to terminate the Director’s relationship with the Company at any time.

17.   Term of Plan.   The Plan will become effective upon the earlier to occur of its adoption by the Board or its approval by the shareholders of the Company as described in Section 25 of the Plan. It will continue in effect for a term of ten (10) years unless sooner terminated under Section 20 hereof.

18.         Dissolution, Merger or Asset Sale.

(a)   Dissolution or Liquidation.   In the event of the proposed dissolution or liquidation of the Company, the Administrator will notify each Participant as soon as practicable prior to the effective date of such proposed transaction. The Administrator may determine that each outstanding Option shall be exercisable as to all or any part of the Option, including Shares as to which the Option would not otherwise be exercisable, for such period as determined by the Administrator and ending immediately prior to the consummation of such proposed action. To the extent it has not been previously exercised, an Award will terminate immediately prior to the consummation of such proposed action.

(b)   Change in Control.   In the event of a merger or Change in Control, each outstanding Award will be treated as the Administrator determines, including, without limitation, that each Award be assumed or an equivalent option or right substituted by the successor corporation or a Parent or Subsidiary of the successor corporation; provided, however, that in all cases, upon a Change in Control the Participant will fully vest in and have the right to exercise all of his or her outstanding Options and Stock Appreciation Rights, including Shares as to which such Awards would not otherwise be vested or exercisable, all restrictions on Restricted Stock and Restricted Stock Units will lapse (so as to become one hundred percent (100%) vested), and, with respect to Awards with performance-based vesting, all performance goals or other vesting criteria will be deemed achieved at one hundred percent (100%) of target levels and all other terms and conditions met. The Administrator will not be required to treat all Awards similarly in the transaction.

For the purposes of this subsection (c), an Award will be considered assumed if, following the Change in Control, the Award confers the right to purchase or receive, for each Share subject to the Award immediately prior to the Change in Control, the consideration (whether stock, cash, or other securities or property) received in the Change in Control by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the Change in Control is not solely common stock of the successor corporation or its Parent, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of an Option or Stock Appreciation Right or upon the payout of a Performance Share, Performance Unit, or Restricted Stock Unit, for each Share subject to such Award (or in the case of an Award settled in cash, the number of implied shares determined by dividing the value of the Award by the per share consideration received by holders of Common Stock in the Change in Control), to be solely common stock of the successor corporation or its Parent equal in fair market value to the per share consideration received by holders of Common Stock in the Change in Control.

With respect to Awards that are assumed or substituted for, if on the date of or following such assumption or substitution the Particpant’s status as a Director or a director of the successor corporation, as applicable, is terminated other than upon a voluntary resignation by the Participant (unless such resignation is at the request of the acquirer), then the Particpant will fully vest in and have the right to exercise Options as to all of the Shares underlying such Award, including those Shares which would not otherwise be vested or exercisable.

19.   Time of Granting Awards.   The date of grant of an Award will, for all purposes, be the date determined in accordance with Sections 5 hereof. Notice of the determination shall be given to each Participant to whom an Award is so granted within a reasonable time after the date of such grant.

20.         Amendment and Termination of the Plan.

(a)   Amendment and Termination.   The Administrator may at any time amend, alter, suspend or terminate the Plan.

(b)   Shareholder Approval.   The Company will obtain shareholder approval of any Plan amendment to the extent necessary and desirable to comply with Applicable Laws.

(c)   Effect of Amendment or Termination.   No amendment, alteration, suspension or termination of the Plan will impair the rights of any Participant, unless mutually agreed otherwise between the Participant and the Administrator, which agreement must be in writing and signed by the Participant and the Company. Termination of the Plan will not affect the Administrator’s ability to exercise the powers granted to it hereunder with respect to Awards granted under the Plan prior to the date of such termination.

21.         Conditions on Issuance of Shares.

(a)   Legal Compliance.   Shares will not be issued pursuant to the exercise of an Award unless the exercise of such Award and the issuance and delivery of such Shares will comply with Applicable Laws and will be further subject to the approval of counsel for the Company with respect to such compliance.

(b)   Investment Representations.   As a condition to the exercise of an Award, the Company may require the person exercising such Award to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required.

22.   Inability to Obtain Authority.   The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, will relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority will not have been obtained. The Company has no obligation to register any Shares issued pursuant to this Plan under the securities laws of any jurisdiction.

23.   Reservation of Shares.   The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as will be sufficient to satisfy the requirements of the Plan.

24.   Award Agreement.   Awards will be evidenced by written agreements in such form as the Administrator will approve.

25.   Shareholder Approval.   The Plan will be subject to approval by the shareholders of the Company within twelve (12) months after the date the Plan is adopted by the Board. Such shareholder approval will be obtained in the manner and to the degree required under Applicable Laws.

The Annual General Meeting of Shareholders of

Marvell Technology Group Ltd.

will be held at the
Hyatt Regency Hotel,
Santa Clara Convention Center,
5101 Great America Parkway,
Santa Clara, California 95054
on
Friday, October 19, 2007
at 3:30 P.M., Local Time

MARVELL TECHNOLOGY GROUP LTD.

PROXY VOTING INSTRUCTION CARD

Dear Shareholder:

Your vote is important. Please consider the proposals discussed in the enclosed proxy statement of Marvell Technology Group Ltd. and:

•          Complete, sign, date and mail the proxy card in the enclosed postage-prepaid envelope; or

•          Send the proxy card, if the envelope is missing, to:

Marvell Technology Group Ltd.
c/o American Stock Transfer & Trust Company
59 Maiden Lane
New York, NY 10038

If you receive more than one set of proxy materials from the company, please act promptly on each set of materials you receive because each set represents separate blocks of shares. If you return multiple cards, you may use the same return envelope. Please indicate if you plan to attend our annual general meeting in the box provided. If you wish to revoke your proxy, you may do so at any time before your proxy is voted at the annual general meeting. You can do this in one of three ways:

(1)       you can send the Secretary of the company a written notice stating that you want to revoke your proxy;

(2)       you can complete and submit a new proxy card; or

(3)       you can attend the annual general meeting and vote in person.

You must submit your notice of revocation or a new proxy card to the company at the address set forth above. Your notice of revocation or new proxy card must be received by 5:00 p.m. New York time on October 18, 2007.

MARVELL TECHNOLOGY GROUP LTD.

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
OF THE COMPANY FOR THE ANNUAL GENERAL MEETING ON OCTOBER 19, 2007

The undersigned, a shareholder of MARVELL TECHNOLOGY GROUP LTD., a Bermuda corporation, acknowledges receipt of a copy of the company’s notice of annual general meeting of shareholders and the accompanying proxy statement and the company’s annual report on Form 10-K for the year ended January 27, 2007; and, revoking any proxy previously given, hereby constitutes and appoints Sehat Sutardja, Ph.D., and Michael Rashkin, and each of them, his, her or its true and lawful agents and proxies with full power of substitution in each, to vote the common shares of the company standing in the name of the undersigned at the company’s annual general meeting of shareholders to be held on Friday, October 19, 2007 at 3:30 p.m., local time, and at any adjournment or postponement thereof, and instructs said proxy to vote as follows:

Shares represented by this proxy will be voted as directed by the shareholder. If no such directions are indicated, the proxy holders will have the authority to vote FOR the election of one director and FOR proposals 2 and 3, and in accordance with the discretion of the proxy holders, on any other matters as may properly come before the annual general meeting.

Please complete, sign, date and return the proxy card promptly using the enclosed envelope.

YOUR VOTE IS VERY IMPORTANT.

(Continued and to be signed on the reverse side.)

ANNUAL GENERAL MEETING OF SHAREHOLDERS OF

MARVELL TECHNOLOGY GROUP LTD.

will be held at:
Hyatt Regency Hotel
Santa Clara Convention Center
5101 Great America Parkway
Santa Clara, California 95054
Friday, October 19, 2007
3:30 p.m., Local Time

Please complete, sign, date
and mail your proxy card in
the envelope provided as
soon as possible.

▼   Please detach along perforated line and mail in the envelope provided.   ▼

                00030303000000001000 1                                                               101907

Unless otherwise specified, this proxy will be voted FOR the nominee for director and FOR each proposal listed below.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

				FOR	AGAINST	WITHHOLD
		1.	Election of one director: Paul R. Gray, Ph.D.	☐	☐	☐

2.

To re-appoint PricewaterhouseCoopers LLP as the company’s auditors and independent registered public accounting firm, and to authorize the audit committee, acting on behalf of the board of directors, to fix the remuneration of the auditors and independent registered public accounting firm, in both cases for the fiscal year ending January 26, 2008.

				FOR ☐	AGAINST ☐	ABSTAIN ☐

		3.	To approve the 2007 Director Stock Incentive Plan.	☐	☐	☐

In their discretion, the proxy holders are authorized to vote upon such other business as may properly come before the meeting or any adjournment or postponement thereof.

In order for your shares to be voted by the proxy holders, your proxy card must be received by 5:00 p.m., local time, on October 18, 2007 at the address set forth on the reverse hereof. Regardless of the number of shares you own or whether you plan to attend the meeting, it is important that your shares be represented and voted. Please complete, sign, date and return this proxy card. Returning this proxy card does NOT deprive you of your right to attend the annual general meeting and to vote your shares in person.

			MARK “X” HERE IF YOU PLAN TO ATTEND THE MEETING.	☐

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

☐

Signature of Shareholder	Date:		Signature of Shareholder		Date:

Note:

Please sign exactly as your name or names appear on this proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.